UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SPECTRUM BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM BRANDS, INC.

6 Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

March 24, 2008

Dear Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of shareholders on Tuesday, April 29, 2008. The meeting will be held at the Westin Atlanta Perimeter North located at 7 Concourse Parkway in Atlanta, GA 30328, and is scheduled to begin at 8:00 a.m., local time.

This year you will be asked to vote on the following proposals: (1) the election of two Class I directors to the Board of Directors for a three-year term; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2008 fiscal year and (3) a shareholder proposal described in the attached proxy statement. The Board of Directors recommends that you vote FOR the election of each of the two Class I director nominees identified in proposal (1), FOR proposal (2) and AGAINST proposal (3). These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please complete, sign, date and promptly return the enclosed proxy card in the envelope provided.

We appreciate your continued support.

Sincerely,

Kent J. Hussey

Chief Executive Officer

SPECTRUM BRANDS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Spectrum Brands, Inc.:

The annual meeting of the shareholders of Spectrum Brands, Inc. (the “Annual Meeting”) will be held at the Westin Atlanta Perimeter North located at 7 Concourse Parkway in Atlanta, GA 30328, on Tuesday, April 29, 2008, at 8:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors to the Board of Directors for a three-year term expiring at the 2011 annual meeting;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2008;

3.	To act on one shareholder proposal, described in the attached proxy statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders of record as of March 15, 2008 will be entitled to vote at the Annual Meeting, whether in person or by proxy. If you are a shareholder of record, to vote by proxy you must complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If you hold shares in a bank or brokerage account or through the Spectrum Brands 401(k) Retirement Savings Plan, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. For your vote by proxy to be counted at the Annual Meeting, we must receive your proxy card at the address listed on the attached proxy card prior to the start of the Annual Meeting. Shareholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

John T. Wilson Secretary

6 Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

March 24, 2008

IMPORTANT

All shareholders are cordially invited to attend the Annual Meeting. If you are a shareholder of record, whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. If you are a shareholder of record and you attend the Annual Meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

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SPECTRUM BRANDS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 29, 2008

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to shareholders of record of Spectrum Brands, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, April 29, 2008, at the Westin Atlanta Perimeter North located at 7 Concourse Parkway in Atlanta, GA 30328, at 8:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed proxy card are first being mailed to shareholders on or about March 24, 2008.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

(1) To elect two Class I directors to the Board of Directors for a three-year term expiring at the 2011 annual meeting;

(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2008 (“Fiscal 2008”); and

(3) To act on a shareholder proposal, described in this proxy statement.

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

(1) FOR the election of two Class I directors to the Board of Directors for a three-year term expiring at the 2011 annual meeting (PROPOSAL NO. 1);

(2) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2008 (PROPOSAL NO. 2); and

(3) AGAINST the approval of the shareholder proposal described below (PROPOSAL NO. 3).

Shareholders Entitled to Vote at the Meeting

Shareholders of Record

Only shareholders of record of the Company’s common stock, par value $.01 per share, (the “Common Stock”) as of March 15, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the shareholder of record with respect to your shares if your shares are registered directly in your name with Mellon Investor Services LLC, the Company’s stock transfer agent. On the Record

Date, there were 52,794,352 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Shareholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares held with a Bank, Broker, or other Nominee

If your shares are held in an account with a bank, broker or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your bank, broker or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker or other nominee how to vote your shares.

If your shares are held by a bank, broker or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker or other nominee with instructions on how to vote your shares. Brokers, banks and other nominees have the authority under New York Stock Exchange Rules to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposal No. 1 (election of directors) and Proposal No. 2 (ratification of the appointment of independent registered public accounting firm) are considered to be routine matters. Proposal No. 3 (the shareholder proposal) is not considered to be a routine matter. When a proposal is not routine and the bank, broker or other nominee has not received your voting instructions, a bank, broker or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker or other nominee.

Shares held in Company Retirement Accounts

If you are a company employee, former employee, retiree or other person who is participating or has participated in the Spectrum Brands 401(k) Retirement Savings Plan, or any predecessor thereof (the “Plan”), then you may be receiving this material in part because of shares held for you in the Plan. Shares of Common Stock held in the Plan (the “Plan Shares”) are registered in the name of the trustee of the Plan. You, as a participant in the Plan, do not have actual record ownership of the Plan Shares and may not vote the Plan Shares directly at the Annual Meeting. However, as a plan participant, you are allocated interests in the Plan Shares and may instruct the trustee of the Plan how to vote such interests. You may use the enclosed proxy card for Plan Shares (the “Plan Shares Proxy Card”) to instruct the trustees of the Plan how to vote your Plan Shares. Plan Shares can be voted only by mailing the enclosed Plan Shares Proxy Card in the enclosed addressed envelope; Plan Shares cannot be voted in person at the Annual Meeting and prior voting instructions given for Plan Shares cannot be revoked at the Annual Meeting. If you are a Plan participant, your Plan Shares Proxy Card must be received no later than April 25, 2008.

If you sign and return the Plan Shares Proxy Card but do not provide instructions for any or all of the matters to be voted on at the meeting, the trustee has been instructed NOT to vote the shares of Common Stock held in your Spectrum 401(k) account on any matter to be considered at the meeting for which you fail to provide instructions. Should you fail to return your Plan Shares Proxy Card for this Annual Meeting by April 25, 2008, the Plan trustee has been instructed NOT to vote the shares of Common Stock held in your Spectrum 401(k)

account in the absence of your instructions. In order to ensure that your securities are voted as you wish, please return your Plan Shares Proxy Card by April 25, 2008.

Quorum

A “quorum” of shareholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Votes Required to Pass Each Proposal

To be elected as a Class I director at the Annual Meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2008 (Proposal No. 2) and to approve the shareholder proposal (Proposal No. 3).

Shares represented by proxies that are marked “WITHHELD” and shares that are not voted with regard to Proposal No. 1 (Election of Directors) will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. Shares represented by proxies that are marked “ABSTAIN” and shares which are not voted with regard to Proposal No. 2 (Ratification of KPMG LLP’s Appointment as independent registered public accounting firm) and Proposal No. 3 (Shareholder Proposal) will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you complete the attached proxy card and return it to us prior to the start of the Annual Meeting, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf at the Annual Meeting in accordance with the instructions set forth on your proxy card.

Voting by Proxy

Shareholders of Record

If you are a shareholder of record, you may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You can always change your vote by either completing another proxy card with a later date and delivering it to us prior to the start of the Annual Meeting or by attending in person and voting at the Annual Meeting.

If you are a shareholder of record, to vote by proxy, you must complete, sign, date and return the attached proxy card in the enclosed envelope. For your proxy to be counted at the Annual Meeting, we must receive your proxy card at the address listed on the attached proxy card prior to the start of the Annual Meeting.

Voting instructions are included on your proxy card. If you properly complete, date and sign your proxy and return it to us in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2008, (3) AGAINST the shareholder proposal and (4) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares held with a Bank, Broker, or other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your bank, broker or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker or other nominee on how to vote your shares in the manner that they specify. Your bank, broker or other nominee will be permitted to vote your shares without instruction from you on Proposal No. 1 (Election of Directors) and Proposal No. 2 (Appointment of Independent Registered Public Accounting Firm) but will not be permitted to vote your shares on Proposal No. 3 (the shareholder proposal) without your instructions. As a result, if you do not provide your bank, broker or other nominee with instructions on how to vote your shares with respect to Proposal Nos. 1 and 2, your bank, broker or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker or other nominee, and your vote will not be cast for Proposal No. 3.

Shares held in Company Retirement Accounts

Plan Shares can be voted only by mailing in the attached proxy card; they cannot be voted in person at the Annual Meeting, and prior voting instructions cannot be revoked at the Annual Meeting. If you are a Plan participant, your proxy card must be received no later than April 25, 2008. Please see “Shareholders Entitled to Vote at the Meeting—Shares held in Company Retirement Accounts” above for additional information about how your shares will be voted if you fail to return your proxy card or if you mail and sign, but fail to complete your proxy card.

Revoking Your Proxy

If you are a shareholder of record, you may revoke your proxy before it is voted by:

•	completing a new proxy with a later date and delivering it to us prior to the start of the Annual Meeting;

•	notifying the Secretary of the Company in writing prior to the start of the Annual Meeting that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker or other nominee to revoke your proxy.

If you are a company employee or retiree who holds shares as a participant in the Plan, pursuant to the terms of the Plan you may not revoke your voting instructions once your proxy card has been delivered to the Plan trustee.

Voting in Person

If you are a shareholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other nominee to vote the shares that it holds in its name.

If you hold shares as a participant in the Plan you may not vote those shares in person at the Annual Meeting.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $8,000 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Delivery of Proxy Materials and Annual Report to Households

The Rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more shareholders reside (commonly referred to as “householding”).

If you are a beneficial owner and you share an address with another beneficial owner you may have been contacted by the bank, broker or other nominee who holds shares on your behalf about whether or not you would like to participate in householding. Even if you did not respond to this notice, under certain circumstances you may have been deemed to have implicitly consented to householding, pursuant to SEC rules, by not objecting to householding. If you and the other beneficial shareholders residing at your address consented to householding your household will receive only one copy of our annual report to shareholders for our last fiscal year (the “Annual Report”) and this proxy statement. Beneficial Owners sharing an address who consent to householding will continue to receive separate proxy cards. Beneficial owners sharing an address who wish to receive separate copies of this proxy statement and Annual Report, or who wish to begin receiving a single copy of such materials, will need to contact their broker, dealer, bank or other nominee to make such request.

If you are a shareholder of record and (i) want to participate in householding, (ii) no longer want to participate in householding, or (iii) are participating in householding but would like additional copies of either our Annual Report or this proxy statement (without charge), you may do so by either sending a written request to Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, Attention: Vice President, Investor Relations, calling us at (770) 829-6200 or writing to us via electronic mail at investorrelations@ spectrumbrands.com. Holders of record sharing an address who consent to householding will continue to receive separate proxy cards.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members, as determined in accordance with our Amended and Restated By-Laws. In accordance with our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes (designated Class I, Class II and Class III, respectively), each consisting, as nearly as possible, of one-third of the total number of directors. The current term of office of the Class I directors expires at the Annual Meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of shareholders to be held in 2010 and 2009, respectively. The three classes are currently comprised of the following directors:

Class I consists of Barbara S. Thomas and John S. Lupo, who will serve until the Annual Meeting;

Class II consists of Thomas R. Shepherd, Charles A. Brizius and Scott A. Schoen, who will serve until the annual meeting of shareholders to be held in 2010; and

Class III consists of Kent J. Hussey, William P. Carmichael and John D. Bowlin, who will serve until the annual meeting of shareholders to be held in 2009.

The names of the nominees being presented by the Board of Directors for consideration by the shareholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company and certain other information about them are set forth on the following pages.

Nominees for Re-Election to the Board of Directors

Nominees for the vacancies in Class I, whose three-year term will expire at the 2011 annual meeting of shareholders, are as follows:

Barbara S. Thomas Age 58	Ms. Thomas has served as one of our directors since May 2002. She most recently served as Interim Chief Executive Officer of The Ocean Spray Company from November 2002 to April 2003. Previously, she was President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, until July 2000. From 1993 to 1997, Ms. Thomas was employed by the Pillsbury Company, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, she served as Senior Vice President of Marketing for Nabisco Brands, Inc. From 1997 to March 2004, she served as a director of the Dial Corporation. She serves as a director of the Bank of Nova Scotia and a privately-held company. Ms. Thomas is the Chairperson of our Nominating and Corporate Governance Committee and a member of our Audit Committee.

John S. Lupo Age 61	Mr. Lupo has served as a director since July 1998 and is a principal in the consulting firm Renaissance Partners, LLC, which Mr. Lupo joined in February 2000. In the years immediately preceding his joining Renaissance, Mr. Lupo served in various executive positions with Bassett Furniture Corporation and Wal-Mart Stores, Inc. He also serves as a director of Citi Trends, Inc., AB Electrolux and Cobra Electronics Corporation. Mr. Lupo is a member of both our Compensation Committee and our Nominating and Corporate Governance Committee.

Directors Continuing in Office

The directors continuing in office in Class II, whose three-year term will expire at the 2010 annual meeting of shareholders, are as follows:

Thomas R. Shepherd Age 78	Mr. Shepherd has served as one of our directors since September 1996. He is Chairman of TSG Equity Partners, LLC, a private equity investment firm that he co-founded in 1998, and is also a director of various privately-held companies. From 1986 through 1998, he served as a Managing Director of Thomas H. Lee Company and from 1983 to 1986 was President of GTE (Sylvania) Lighting Products. Mr. Shepherd served as our Lead Director until August 2007. He is the Chairperson of our Compensation Committee and is a member of our Audit Committee.

Charles A. Brizius Age 39	Mr. Brizius has served as one of our directors since February 2005. He is a Managing Director of Thomas H. Lee Partners, L.P., joining the firm in 1993. From 1991 through 1993, he was with Morgan Stanley & Co. Incorporated where he was a financial analyst in the bank’s Financial Institutions Group, Investment Banking Division. Mr. Brizius serves as a director of Ariel Holdings, Ltd. and Frontline Management Companies, Inc.

Scott A. Schoen Age 49	Mr. Schoen has served as one of our directors since February 2005. He is Co-President of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. in 1986, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. He is a director of Simmons Bedding Company and The Nielsen Company and is a member of the Board of Trustees of Spaulding Rehabilitation Hospital Network. He is also a member of the Board of Advisors of the Yale School of Management and a member of the Yale Development Board.

The directors continuing in office in Class III, whose three-year term will expire at the 2009 annual meeting of shareholders, are as follows:

Kent J. Hussey Age 62	Mr. Hussey was appointed Chief Executive Officer in May 2007 and has served as one of our directors since October 1996. He served as our Vice Chairman of the Board of Directors from January 2007 until May 2007. Mr. Hussey served as our President and Chief Operating Officer from August 2002 until January 2007 and from April 1998 until November 2001. From December 2001 through July 2002, he served as our President and Chief Financial Officer. From October 1996 until April 1998, he served as our Executive Vice President of Finance and Administration and our Chief Financial Officer. From 1994 to 1996, Mr. Hussey was Vice President and Chief Financial Officer of ECC International, a producer of industrial minerals and specialty chemicals. From 1991 to 1994, he served as Vice President and Chief Financial Officer of The Regina Company. Mr. Hussey also serves as a director of American Woodmark Corporation and various privately-held companies.

William P. Carmichael Age 64	Mr. Carmichael has served as one of our directors since August 2002. From 1999 to 2001, he served as Senior Managing Director of the Succession Fund, a company that provides strategic financial and tax consulting to closely held private companies. He also served as Senior Vice President of Sara Lee Corporation from 1991 to 1993. He served as a Vice President of Beatrice Foods Company from 1985 to 1990 and as Beatrice Foods Company’s Chief Financial Officer from 1987 to 1990. Prior to that time, he served as Vice President of E-II Holdings from 1987 to 1988 and Vice President of Esmark, Inc. from 1976 to 1984. Mr. Carmichael is a director of Cobra Electronics Corporation, The Finish Line, Inc. and Simmons Bedding Company. He also serves as Chairman and a Trustee of Columbia Funds Series Trust, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust. He is the chairperson of our Audit Committee and serves on our Compensation Committee.

John D. Bowlin Age 57	Mr. Bowlin was appointed Chairman of our Board of Directors in August 2007 and has served as one of our directors since May 2004. He served as President and Chief Executive Officer of Miller Brewing Company, a subsidiary of SABMiller plc, from 2002 to 2003. From 1985 to 2002, he served in a variety of senior executive positions at Philip Morris Companies, Inc., including as Chief Executive Officer of Miller Brewing Company from 1999 to 2002; President and Chief Executive Officer of Kraft Foods International from 1996 to 1999; President and Chief Operating Officer of Kraft Foods North America from 1994 to 1996; President and Chief Operating Officer of Miller Brewing Company from 1993 to 1994; and President of Oscar Mayer Food Corporation from 1991 to 1993. From 1974 to 1991, he held positions of increasing responsibility at General Foods Corporation. Mr. Bowlin also serves as a director of various privately-held companies. Mr. Bowlin is a member of both our Audit Committee and our Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to Mr. Hussey who is also an executive officer of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for United Industries Corporation (“United”), and the United Pet Group division of United, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of Spectrum.

Mr. Anthony L. Genito, age 51, was appointed our Executive Vice President, Chief Financial Officer and Chief Accounting Officer in October 2007. He previously had served as our Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007. From October 2005 until June 2007, Mr. Genito served as our Senior Vice President and Chief Accounting Officer, and from June 2004, when he joined the Company, until October 2005, he served as Vice President, Finance and Chief Accounting Officer. Before joining the Company, Mr. Genito was employed for twelve years at Schering-Plough Corporation, a global healthcare company, in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004. He began his career at Deloitte & Touche.

Mr. David R. Lumley, age 53, was appointed our Co-Chief Operating Officer and President, Global Batteries and Personal Care in January 2007. Prior to that time, he had served as our President, North America from the time he joined the Company in January 2006. Mr. Lumley joined the Company from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 1999. His background includes more than 25 years experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods and other companies.

Mr. John A. Heil, age 55, was appointed our Co-Chief Operating Officer and President, Global Pet Supplies in January 2007. He served as our President, Global Pet, from October 1, 2005 until January 2007. Prior to that time he had served as our President, United Pet Group division of United, since April 2005, shortly after our acquisition of United in February 2005. Mr. Heil had served as President and Chief Executive Officer of the United Pet Group division of United since United acquired United Pet Group in June 2004. Mr. Heil joined United Pet Group Inc. as Chairman and CEO in June 2000. Prior to that time, he spent twenty-five years with the H.J. Heinz Company in various executive management positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet and Executive Vice President of StarKist Seafood. Mr. Heil also serves as a director and member of the audit committee of VCA Antech, Inc.

Ms. Amy J. Yoder, age 41, was appointed our President, United Industries in October 2007. Prior to that, since joining the Company in April 2007, she served as Executive Vice President, Home & Garden. From 2005 to 2007, Ms. Yoder was Vice President and General Manager, Consumer Products Division of Chemtura Corporation, a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. From 2003 to 2005, she served as Vice President Turf and Specialty of Nufarm Americas Inc. From 2002 to 2003, she served in various management positions at United Agri Products. Prior to that, Ms. Yoder worked for Monsanto and E.I. DuPont de Nemours Inc., where she held a number of management positions in sales and marketing.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

During our fiscal year ended September 30, 2007 (“Fiscal 2007”), our Board of Directors held four regular meetings, six special meetings (conducted via teleconference) and acted by unanimous written consent on eight occasions. All directors attended more than 75% of the meetings of (a) the Board of Directors held in Fiscal 2007 and (b) the committees of the Board of Directors on which he or she served during the period for which he or she so served during Fiscal 2007. During Fiscal 2007, (i) Mr. Jones and Mr. Brizius each missed one regularly scheduled board meeting and one special board meeting, (ii) Mr. Carmichael missed two special board meetings and (iii) Mr. Bowlin and Mr. Shepherd, each missed one special board meeting. Spectrum does not have a policy that requires the attendance of all directors at our annual meetings of shareholders. Seven of our directors attended our 2007 annual meeting of shareholders, and we expect all members of our Board of Directors to attend the Annual Meeting. The non-management directors meet separately in executive session immediately following each regular board meeting. John D. Bowlin is the chairman of our Board of Directors and presides at the non-management executive sessions of the Board of Directors.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): John D. Bowlin; Charles A. Brizius; William P. Carmichael; Scott A. Schoen; John S. Lupo; Thomas R. Shepherd; and Barbara S. Thomas. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent.

The Board of Directors has designated three principal standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of the three committees is comprised entirely of independent directors. The functions of each committee and the number of meetings held by each committee in Fiscal 2007 are noted below.

The Audit Committee, whose current members are John D. Bowlin, William P. Carmichael, Thomas R. Shepherd and Barbara S. Thomas, held four regular meetings and one special meeting (conducted via teleconference), in Fiscal 2007. Mr. Carmichael is the Chairperson of our Audit Committee and our Audit Committee Financial Expert. Mr. Carmichael possess the attributes of an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. Each of the members of the Audit Committee qualifies as independent, as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual, Section 10A(m)(3)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exchange Act Rule 10A-3(b). The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and Section 303A.06 of the New York Stock Exchange Listed Company Manual, for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of our internal audit function and independent auditors and (4) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Audit Committee Charter, as amended, adopted by the Board of Directors in January 2003. The report of the Audit Committee for Fiscal 2007 is included elsewhere in this proxy statement.

The Compensation Committee, whose current members are William P. Carmichael, John S. Lupo and Thomas R. Shepherd, held four regular meetings and eight special meetings (conducted via teleconference) during Fiscal 2007. All members attended all meetings. Mr. Shepherd is Chairperson of our Compensation Committee. Each of the members of the Compensation Committee qualifies as independent, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Compensation Committee is responsible for (1) setting appropriate goals and objectives for CEO Compensation, (2) evaluating and approving the CEO’s performance in light of those goals and objectives and (3) making recommendations to the board about non-CEO, executive officer compensation, incentive compensation and equity based plans. The responsibilities and authority of the Compensation Committee are described in further detail in the Compensation Committee Charter adopted by the Board of Directors in January 2003. The report of the Compensation Committee for Fiscal 2007 is included elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee, whose current members are John D. Bowlin, Barbara S. Thomas and John S. Lupo, held four regular meetings and one special meeting (conducted via teleconference) during Fiscal 2007. All members attended all meetings. Ms. Thomas is Chairperson of our Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee qualifies as independent, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Nominating and Corporate Governance Committee is responsible for (1) recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (2) advising the Board of Directors with respect to board composition, procedures and committees, (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and (4) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors in January 2003.

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, (iii) Code of Business Conduct and Ethics and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” Any stockholder may obtain copies of these documents by sending a written request to Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, Attention: Vice President, Investor Relations, by calling us at (770) 829-6200 or by writing to us via electronic mail at investorrelations@spectrumbrands.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Our Board of Directors has established a Nominating and Corporate Governance Committee as described above. The Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the Committee deems appropriate. The Committee may also engage a search firm or consultant to assist in identifying, screening and evaluating potential candidates. The Committee has been given sole authority to retain and terminate any such search firm or consultant.

In considering candidates for our Board of Directors, the Committee evaluates the entirety of each candidate’s credentials. The Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our shareholders may recommend potential director candidates by following the procedure described below. The Nominating and Corporate Governance Committee will evaluate recommendations from shareholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Committee, please send your recommendation to Spectrum Brands, Inc., 6 Concourse Parkway Suite 3300, Atlanta, Georgia, 30328, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2009 annual meeting must be received no earlier than February 13, 2009 and no later than March 10, 2009 in accordance with our Amended and Restated Bylaws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include:

(i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Thomas R. Shepherd (Chairman)

William P. Carmichael

John S. Lupo

Compensation Discussion and Analysis

The Company’s named executive officers for Fiscal 2007 consist of the following persons:

Named Executive	Position
Kent J. Hussey	Chief Executive Officer
David A. Jones	Former Chairman and Chief Executive Officer
Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Randall J. Steward	Former Executive Vice President and Chief Financial Officer
David R. Lumley	Co-Chief Operating Officer and President—Global Batteries and Personal Care
John A. Heil	Co-Chief Operating Officer and President—Global Pet Supplies
Amy J. Yoder	President United Industries
Kenneth V. Biller	Former President, Global Operations
Remy E. Burel	Former President—Europe/ROW Batteries and Personal Care

Mr. Jones, Mr. Biller and Mr. Steward are no longer employed by the Company and were not executive officers of the Company as of the end of Fiscal 2007. Mr. Burel remained employed by the Company through January 31, 2008; however, he relinquished all of his management responsibilities as of July 26, 2007 and was not an executive officer of the Company as of the end of Fiscal 2007. When we refer to our current named executive officers we are referring to Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder.

The Company pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s three business segments to the extent consistent with the overall objectives of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities. It also seeks to align the interests of our executives with those of our shareholders and seeks to reward our executives when they perform in a manner that creates value for our shareholders. The Compensation Committee of our Board of Directors (which we will refer to as the “Compensation Committee”) is responsible for developing, adopting, reviewing and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company. In order to carry out this function, the Compensation Committee:

•

Considers the advice of compensation consultants engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

•

Reviews compensation summaries for each named executive officer periodically, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•

Consults with our Chief Executive Officer and other management personnel, including our Vice President of Corporate Human Resources with and without the presence of the Chief Executive Officer, in connection with compensation matters and periodically meets in executive session without management to evaluate management’s input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance and absent guarantees of minimum payout levels given as retention devices to Mr. Genito with respect to the 2008 Management Incentive Plan and for our current named executive officers with respect to the 2008 Long Term Incentive Plan (described below under the headings “Management Inventive Plan” and “Long Term Incentive Plan”), a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive plans) is represented by compensation based on the Company’s achievement of performance objectives set by the Compensation Committee. However, in applying these compensation programs to individual circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance based compensation to be an amount equal to or less than 50% of total annual compensation. For example, for Fiscal 2008, after taking into account certain incentive plan guarantees made for retention purposes as described below under the headings “Management Incentive Plan” and “Long Term Incentive Plan”, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee is as set forth below for each named executive officer who continues to be employed by the Company:

Named Executive	% Performance Based
Kent J. Hussey	50.0%
Anthony L. Genito	31.8%
David R. Lumley	50.0%
John A. Heil	50.0%
Amy J. Yoder	45.8%

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all named executive officers other than Mr. Genito, these non-performance based amounts are set forth in such executive’s employment agreement, as described below, subject to review and potential increase by the Compensation Committee. With respect to Mr. Genito, his annual base salary is determined from time to time by the Compensation Committee, but is not set forth in an employment agreement. In all cases these amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position, including with respect to Mr. Lumley, Mr. Heil and Ms. Yoder the relative sizes of the business segments they manage.

Employment Agreements

The Compensation Committee evaluates from time to time the appropriateness of entering into employment agreements or other written agreements with members of the Company’s management to govern compensation and other aspects of the employment relationship and has generally favored entering into employment agreements with its executive officers. With respect to the named executive officers who continue to be employed by the Company, other than Mr. Genito, at the direction of the Compensation Committee, the Company during the prior fiscal year entered into Amended and Restated Employment Agreements with Mr. Heil and Mr. Lumley on January 16, 2007; entered into an Employment Agreement with Ms. Yoder as of March 27, 2007; and entered into an Amendment on June 29, 2007 to the Amended and Restated Employment Agreement with Mr. Hussey dated as of April 1, 2005. At the time Mr. Genito became Chief Financial Officer of the Company, the Compensation Committee elected not to direct the Company to enter into an employment agreement with Mr. Genito. However, the Company and Mr. Genito had previously entered into a Severance Agreement dated as of October 1, 2005 that governs any termination of Mr. Genito’s employment with the Company and the Compensation Committee continues to evaluate whether any amendments to this agreement, or the entry by the Company into any other written employment agreement with Mr. Genito, would be appropriate. As described below under the heading “Termination and Change in Control Provisions”, during Fiscal 2007 the Company entered into separation agreements with respect to each of Mr. Jones, Mr. Steward, Mr. Biller and Mr. Burel terminating their then-existing employment agreements in connection with the termination of the employment relationship with each such executive.

The initial term for the agreement for Mr. Hussey expires on May 22, 2008, and the initial terms of the employment agreements for each of Mr. Lumley, Mr. Heil and Ms. Yoder expire on September 30, 2010. Each of these agreements provides that upon expiration of the initial term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period.

Each employment agreement permits the Company to terminate the executive’s employment upon notice in the event of “cause” (as defined in each such agreement), or to terminate such executive’s employment without cause for any reason upon 60 days prior written notice, or upon 30 days notice in the event that the executive is unable to perform his or her duties for a period of at least 6 months by reason of any mental, physical or other disability. Each employment agreement allows the executive to voluntarily terminate his or her employment for any reason upon 60 days prior written notice. Each agreement also terminates immediately upon the death of the executive. In addition, each agreement includes a provision allowing the executive to terminate his or her employment voluntarily in certain circumstances and have such termination be deemed a termination without cause. The agreements with Messrs. Hussey, Lumley and Heil and Ms. Yoder also provide that if the executive officer resigns upon the occurrence of specified circumstances that would constitute “good reason”, or in the case of Mr. Hussey a “constructive termination” (as defined in each such agreement), the executive’s resignation will be treated as a termination by us without cause and entitle the executive to the payments and benefits due with respect to a termination without cause. The amounts and benefits payable to each such executive upon the termination for his or her employment in accordance with their employment agreements, as well as those applicable upon termination of Mr. Genito’s employment pursuant to his severance agreement, are described under the heading “Termination and Change in Control Provisions” beginning on page 37.

Compensation Components

Base Salary

Annual base salary for each of the named executive officers other than Mr. Genito is set forth in the employment agreement with the named executive officer. In determining the annual base salary reflected in each named executive officer’s employment agreement, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position, including with respect to Mr. Lumley, Mr. Heil and Ms. Yoder the relative sizes of the business segments they manage. This base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase in the contractual base salary is appropriate. With respect to Mr. Genito, his annual base salary is determined from time to time by the Compensation Committee based on the same considerations used for the other named executive officers. As of the end of Fiscal 2007 (or in the case of those named executive officers terminated during such year, as of such termination date), the annual base salaries were as set forth below for the named executive officers. Compensation amounts with respect to Mr. Burel were set forth in his employment agreement in Euros and paid in Euros. For purposes of the amounts reflected below, such Euro-denominated amounts are converted to U.S. dollar-denominated amounts using an exchange rate of €1 to $1.42, the exchange rate as of September 30, 2007.

Named Executive	Annual Base Salary at FYE or earlier Termination
Kent J. Hussey	$750,000
David A. Jones	$900,000
Anthony L. Genito	$325,000
Randall J. Steward	$425,000
David R. Lumley	$525,000
John A. Heil	$450,000
Amy J. Yoder	$400,000
Kenneth V. Biller	$450,000
Remy E. Burel	$532,500

Following the completion of Fiscal 2007, the Compensation Committee evaluated Mr. Genito’s annual base salary in light of his performance in the Chief Financial Officer role and his salary level in comparison to other similarly situated Chief Financial Officers of publicly traded companies and determined to increase his annual base salary to $350,000. In addition to the base salary reflected above for Mr. Jones, prior to his termination he also received additional salary of $18,500 per annum pursuant to his employment agreement.

Management Incentive Plan

Each of our named executive officers, as well as other management personnel of the Company, participate in the Company’s annual performance-based bonus program referred to as the Management Incentive Plan (“MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment and/or divisional goals. Under the MIP, each participant has the opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. The particular performance goals are typically established during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s then-current views of the critical indicators of success of the Company in light of the Company’s then-current primary business priorities. For Fiscal 2007, the Compensation Committee, focusing on the need to service the interest on the Company’s outstanding indebtedness and improve overall profitability in light of declining results during the prior fiscal year, established the performance measurements as adjusted EBITDA and cash flow, with each of these two goals weighted at 50%. For purposes of the 2007 MIP, adjusted EBITDA was measured as earnings (defined as operating income (loss) plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring and other one-time charges. Cash flow was measured as adjusted EBITDA (as described above) plus or minus changes in current and long term assets and liabilities, less payments for interest and taxes, but excluding payments for cash restructuring and financing fees. For Fiscal 2008, the Compensation Committee, after considering the annual operating plan, the cash requirements imposed by the interest due with respect to the Company’s outstanding indebtedness, the financial condition of the Company and the Company’s publicly stated intention to explore possible strategic alternatives, including divesting of assets, has again established adjusted EBITDA and cash flow as the performance goals of the Company, again weighted at 50% each. Adjusted EBITDA for the 2008 MIP is measured in the same manner as for the 2007 MIP. In order to emphasize management’s and the Board of Directors’ intention to minimize restructuring expenditures going forward and ensure that senior management is fully focused on the total cash costs of such expenditures, the Compensation Committee elected to adjust how cash flow is measured for the 2008 MIP. For the 2008 MIP, cash flow will be measured as adjusted EBITDA (as described above) plus or minus changes in current and long term assets and liabilities, less payments for taxes, cash, restructuring and interest (defined as the variance between actual and planned interest payments), but excluding proceeds from dispositions and payments for financing fees (if incurred).

The specific performance targets with respect to each of these performance goals are tied to the Company’s annual operating plan, as approved by our Board of Directors. Consistent with the Company’s operation of each of its three business segments, Global Batteries and Personal Care, Home and Garden and Global Pet Supplies, as stand alone business segments, the annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

For Fiscal 2007 the performance targets for each of Mr. Hussey, Mr. Jones, Mr. Genito, Mr. Steward and Mr. Biller were those established for the Company as a whole. With respect to Mr. Lumley and Mr. Heil, the Fiscal 2007 MIP performance targets were based 80% on the performance targets established for their respective business segments and 20% on the performance targets established for the Company as a whole. With respect to Ms. Yoder, the Fiscal 2007 MIP performance targets were based 100% on the performance targets established for Home and Garden, with the target award value prorated at 50% because of Ms. Yoder’s April 2, 2007 hire date. With respect to Mr. Burel, the Fiscal 2007 MIP performance targets were based 80% on the performance targets established for the European division of Global Batteries and Personal Care and 20% on the performance targets established for the Company as a whole.

The target MIP award levels achievable by each of the named executive officers other than Mr. Genito (that is to say, the amount achievable if 100% of the applicable performance targets are met) are as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary. Mr. Genito’s target MIP award level for Fiscal 2007 was set by the Compensation Committee, also as a percentage of annual base salary. For purposes of the 2007 MIP, the target award percentages for the named executive officers were as follows:

Named Executive	Target as % of Annual Base
Kent J. Hussey	100%
David A. Jones	125%
Anthony L. Genito	75%
Randall J. Steward	75%
David R. Lumley	100%
John A. Heil	100%
Amy J. Yoder	75%
Kenneth V. Biller	75%
Remy E. Burel	60%

It is possible to receive an award amount under the MIP program above or below the target award percentage. For the 2007 MIP, the potential award levels, expressed as a percentage of the target award, range from 50% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels, increasing from there up to a maximum payout of 200% of the target award if actual performance rises to 133.3% of the target performance levels.

In addition, the Compensation Committee retains the flexibility to increase the MIP award amount for individual management personnel on a case by case basis to the extent it deems appropriate in light of specific performance circumstances. With respect to the 2007 MIP Award, the Compensation Committee elected to exercise this ability and adjust the award for Ms. Yoder. After taking into account the restructuring of the Home and Garden Business led by Ms. Yoder since her hiring in April 2007, which is expected to benefit the Company as a whole going forward together with the extremely unusual weather conditions, which included unusually cold weather around the Easter sales period, followed by extreme drought conditions in most of the southern part of the United States which adversely affected the demand for home and garden products industry-wide and thus the performance of the Home and Garden Business in the 2007 season, the Compensation Committee determined to increase the MIP award payable to Ms. Yoder for Fiscal 2007 by increasing the proration level applicable to her award from 50% to 75%.

The chart below reflects the 2007 MIP award amounts earned by each of the named executive officers, expressed as a percentage of target award amount, based on the Company’s performance in light of the performance goals established by the Compensation Committee, taking into account the adjustment for Ms. Yoder described above. The dollar amount of the awards for each named executive are set forth in the “Summary Compensation Table” beginning on page 28. These award amounts were paid in November 2007.

Named Executive	MIP Award as % of Target
Kent J. Hussey	153.1%
David A. Jones	153.1%
Anthony L. Genito	153.1%
Randall J. Steward	153.1%
David R. Lumley	168.8%
John A. Heil	95.5%
Amy J. Yoder	100.0%
Kenneth V. Biller	153.1%
Remy E. Burel	114.3%

Among the named executive officers, only our current named executive officers are eligible to participate in the 2008 MIP, provided that Mr. Burel will participate on a pro-rated basis based on his January 31, 2008 employment end date. As of the date of this report, for purposes of the 2008 MIP, the target award percentages for each participating named executive officers are as follows:

Named Executive	Target as % of Annual Base
Kent J. Hussey	100%
Anthony L. Genito	75%
David R. Lumley	100%
John A. Heil	100%
Amy J. Yoder	75%
Remy E. Burel	60%

The Fiscal 2008 MIP performance targets for each of Mr. Hussey and Mr. Genito will continue to be those established for the Company as a whole and the performance targets for each of Mr. Lumley, Mr. Heil and Ms. Yoder will be based 80% on the performance targets established for their respective business segments and 20% on the performance targets for the Company as a whole. With respect to Mr. Burel, the Fiscal 2008 MIP performance targets were based 80% on the performance targets established for the European division of Global Batteries and Personal Care and 20% on the performance targets established for the Company as a whole. The potential 2008 MIP awards for each of our named executive officers who continue to be employed by the Company under the 2008 MIP program, expressed as a percentage of the target award, range from 50% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels, increasing from there up to a maximum payout of 200% of the target award if actual performance rises to 120% of the target performance levels. As a retention device, the Compensation Committee has guaranteed to Mr. Genito that he will receive a 2008 MIP award at least equal to 50% of his target award amount.

Long Term Incentive Plan

In order to focus our management on the long-term performance of the Company as well as to enhance an ownership culture within the ranks of our senior management, the Company has established a long-term incentive plan (“LTIP”) based on a combination of equity and non-equity compensation. Such awards are earned based on the performance of the Company over time. With respect to our named executive officers other than Mr. Genito, the target LTIP award level, expressed as a percentage of annual base salary, is specified in their respective employment agreements with the Company. In determining the target LTIP award levels, the Compensation Committee considers each executive’s total compensation relative to other similarly situated executives within the Company, long term incentive compensation paid to similarly situated executives in other companies, experience level and the duties and responsibilities of such executive’s position. With respect to Mr. Genito, who does not have an employment agreement, the target LTIP award level was established pursuant to the level approved by the Compensation Committee for members of management with Mr. Genito’s title based on the same considerations used for the other named executive officers. All of the named executive officers other than Ms. Yoder, who did not join the Company until March 2007, after the time such awards were granted, received restricted stock LTIP awards in Fiscal 2007. Among our named executive officers, only our current named executive officers are eligible to receive LTIP awards for Fiscal 2008.

The equity-based component of the LTIP is implemented through the granting of restricted stock awards at the beginning of the fiscal year for which such award is made that then vests based on continued employment and the achievement by the Company of performance goals established by the Compensation Committee that is tied to the Company’s annual operating plan, based on the Compensation Committee’s then-current view of the goal or goals the Compensation Committee determines to be most important in measuring achievement of the Company’s then-current long-term goals. For LTIP awards for Fiscal 2007, only members of the Company’s executive committee and other senior vice presidents of the Company were entitled to receive equity-based awards. For purposes of the 2008 LTIP awards and beyond, the Compensation Committee has established a Company policy of awarding equity-based compensation under the LTIP only to members of the Spectrum Leadership Team, which serves as the Company’s executive committee. The current members of the Spectrum Leadership Team are Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder. All other participants in the LTIP will receive only cash-based awards.

The 2007 LTIP award granted to each of the named executive officers was an award of shares of restricted stock on October 2, 2006, with the number of shares equal to that executive’s LTIP target divided by the average of the high and low share prices on the date of grant. The target LTIP award level for each named executive officer, other than Ms. Yoder, at the time the 2007 LTIP awards were granted was:

Named Executive	LTIP Target Level as % of Annual Base
Kent J. Hussey	125%
David A. Jones	225%
Anthony L. Genito	75%
Randall J. Steward	125%
David R. Lumley	125%
John A. Heil	150%
Kenneth V. Biller	125%
Remy E. Burel	100%

The award agreements governing the restricted stock awards provided that the restrictions would lapse based on continued employment and the achievement of the Company-wide performance objectives for Fiscal 2007, which was established as an adjusted EBITDA target tied to the Company’s annual operating plan. Adjusted EBITDA is measured in the same manner as was done for the 2007 MIP; however, the adjusted

EBITDA performance target for the 2007 LTIP was higher than the adjusted EBITDA target for the 2007 MIP. Once the performance target is achieved, the restrictions for continued employment lapse in equal annual installments over four years. The award agreements for Fiscal 2007 provided that if 100% of the established performance goals for Fiscal 2007 were met, then 100% of the restricted shares awarded would be eligible for the four-year continued employment vesting. If the Company achieved less than 80% of the Fiscal 2007 LTIP performance goals, then the entire award amount would be forfeited to the Company. If the Company achieved at least 80%, but less than 90% of the Fiscal 2007 LTIP performance goals, then the entire award would not be forfeited, but instead the award would be rolled into the ability to earn such shares, as described below, based on Fiscal 2008 performance. If the Company achieved at least 90%, but less than 100% of the Fiscal 2007 LTIP performance goals, then a certain percentage of the restricted shares awarded, based on the terms of the restricted stock award agreement, would be eligible for the four-year continued employment vesting and the remaining shares of the award would be rolled into the ability to earn such shares, as described below, based on Fiscal 2008 performance. For any restricted shares for which the only remaining restriction, after taking into account Fiscal 2007 performance, is continued employment, the restrictions on 25% of such restricted shares would lapse on each of December 1, 2007, December 1, 2008, December 1, 2009 and December 1, 2010, provided that the recipient’s employment with the Company has not been terminated with cause by the Company or voluntarily by the recipient prior to such date. Where the recipient earned less than 100% of the restricted shares based on Fiscal 2007 performance but retained the opportunity to earn the remainder of such shares based on Fiscal 2008 performance, if the Company achieves 102.5% of the Fiscal 2008 LTIP performance goal established by the Compensation Committee, then the restrictions on 25% of the award would lapse annually on each of December 1, 2008, December 1, 2009, December 1, 2010 and December 1, 2011, provided that the recipient’s employment with the Company has not been terminated with cause by the Company or voluntarily by the recipient prior to such vesting date. If Fiscal 2008 performance goals are not met, any remaining restricted stock would be forfeited to the Company. Based on actual Fiscal 2007 performance, recipients of the Fiscal 2007 LTIP restricted stock awards earned 90% of the total restricted stock awarded and the remaining 10% will be rolled into the ability to earn such shares based on Fiscal 2008 performance.

For Fiscal 2008, the Compensation Committee, taking into account the remaining number of shares authorized to be issued under the 2004 Rayovac Incentive Plan and the current market value of the Company’s stock, has modified its LTIP program applicable to those named executive officers who continue to be employed by the Company such that 50% of such award is an equity-based award and 50% of such award is a cash-based award. As in 2007, for each named executive officer who continues as an employee of the Company (other than Mr. Genito), the target value of such award is established pursuant to the employment agreement for such named executive officer, which in each case provides for a target LTIP award equal in value to a defined percentage of such executive’s annual base salary. With respect to Mr. Genito, who does not have an employment agreement, the target value of such award has been established by the Compensation Committee as 100% of Mr. Genito’s annual base salary. As of the date of this report, the target LTIP award levels for each named executive officer eligible to receive an LTIP award for Fiscal 2008 is:

Named Executive	LTIP Target Level as % of Annual Base
Kent J. Hussey	150%
Anthony L. Genito	100%
David R. Lumley	150%
John A. Heil	150%
Amy J. Yoder	125%

For Fiscal 2008, the lapsing of the restrictions on the equity-based portion of such LTIP award is based on continued employment and the achievement of the Company-wide performance goal for Fiscal 2008, which is entirely based on achievement of an adjusted EBITDA target tied to the annual operating plan. Adjusted EBITDA will be measured in the same manner as with the 2008 MIP. The Compensation Committee feels that adjusted EBITDA is an appropriate measure for a long term award in light of the Company’s ongoing consideration of strategic alternatives for the Company, including the intended sale of Home and Garden and the consideration of other assets sales and the common usage of multiples of EBITDA as a valuation tool in a sale of business context. In light of these considerations, the Compensation Committee has also reduced the period over which, once the performance goals are met, the restrictions for continued employment will lapse to two years, rather than the four-year period used for the 2007 LTIP awards. The award agreements for Fiscal 2008 provided that if 100% of the established performance goals for Fiscal 2008 are met, then 100% of the restricted shares awarded would be eligible for the two-year continued employment vesting. If the Company achieves less than 80% of the Fiscal 2008 LTIP performance goal, then the entire award amount would be forfeited to the Company. If the Company achieves at least 80%, but less than 90% of the Fiscal 2008 LTIP performance goal, then the entire award would not be forfeited, but instead the award would be rolled into the ability to earn such shares, as described below, based on Fiscal 2009 performance. If the Company achieves at least 90%, but less than 100% of the Fiscal 2008 LTIP performance goal, then a certain percentage of the restricted shares awarded, based on the terms of the restricted stock award agreement, would be eligible for the two-year continued employment vesting and the remaining shares of the award would be rolled into the ability to earn such shares, as described below, based on Fiscal 2009 performance. For any restricted shares for which the only remaining restriction, after taking into account Fiscal 2008 performance, is continued employment, the restrictions on 50% of such earned shares would lapse on December 1, 2008, and the restrictions on the other 50% of such earned shares would lapse on December 1, 2009, provided that the recipient’s employment with the Company has not been terminated with cause by the Company or voluntarily by the recipient prior to such date. Where the recipient earns less than 100% of the restricted shares based on Fiscal 2008 performance but retains the opportunity to earn the remainder of such shares based on Fiscal 2009 performance, if the Company achieves 102.5% of the Fiscal 2009 LTIP performance goal or goals established by the Compensation Committee, then the restrictions on 50% of such earned shares would lapse on December 1, 2009 and then the restrictions on 50% of such earned shares would lapse on December 1, 2010. If such Fiscal 2009 performance goals are not met, such remaining restricted stock would be forfeited to the Company.

In order to utilize the remaining available shares under the 1997 Rayovac Incentive Plan prior to its expiration on August 31, 2007, a part of the equity-based portion of the 2008 LTIP award for each of Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder was made on August 27, 2007 in the form of restricted stock awards. The remainder of the equity-based portion of the 2008 LTIP award has been made in Fiscal 2008.

For Fiscal 2008, the cash-based portion of the 2008 LTIP award would be earned based on continued employment and on the achievement of the Company-wide performance goal for Fiscal 2008, which is entirely based on achievement of an adjusted EBITDA target tied to the Company’s annual operating plan. If the Company achieves 100% of the Fiscal 2008 LTIP performance goal established by the Compensation Committee, then the executive would be eligible to earn 100% of the target cash-based award amount, payable as described below. If the Company achieves less than 80% of the Fiscal 2008 LTIP performance goal, then the executive would receive no cash-based award under the 2008 LTIP. If the Company achieves at least 80%, but less than 90% of the Fiscal 2008 LTIP performance goal, then the recipient would not earn any of the target cash-based award for Fiscal 2008, but would remain eligible to earn such award, as described below, based on Fiscal 2009 performance. If the Company achieves at least 90%, but less than 100% of the Fiscal 2008 LTIP performance goal, then the recipient would be eligible to earn a stated percentage of the target cash-based award, payable as described below, and would remain eligible to earn any remaining unearned portion of the award, as described below, based on Fiscal 2009 performance. For performance in excess of the Fiscal 2008 LTIP performance goal, such executive would receive an award in excess of the target cash-based award amount, up to 200% of such target cash-based award amount for achieving 140% of the Fiscal 2008 LTIP performance goal. For any cash-based LTIP award so earned based on Fiscal 2008 performance, 50% of such earned amount would be payable on or before December 31, 2008 and the remaining 50% of such cash award would be payable on or before December 31, 2009, provided that the recipient’s employment with the Company has not been terminated with cause by the Company or voluntarily by the recipient prior to such date. Where the recipient earns less than 100% of the target award amount based on Fiscal 2008 performance but retains the opportunity to earn the remainder of such cash-based award amount based on Fiscal 2009 performance, if the Company achieves 102.5% of the Fiscal 2009 LTIP performance goal or goals established by the Compensation Committee, then the executive would be eligible to earn the remainder of such cash-based award, which would then be payable in equal amounts on December 1, 2009 and December 1, 2010. If such Fiscal 2009 performance goals were not met, the executive would lose the ability to earn such remaining cash-based award.

As a retention mechanism, the Compensation Committee has guaranteed that each of Mr. Hussey, Mr. Genito, Mr. Heil, Mr. Lumley and Ms. Yoder, so long as they continue to be employed by the Company, will receive a 2008 LTIP cash-based award equal to 100% of the target cash-based award amount.

One-Time Performance-Based Restricted Stock Incentive Grant

As described above, the Compensation Committee continually evaluates the compensation of the Company’s senior executives to determine if they are properly attuned to the strategic plan of the business as a whole. In August 2007, the Compensation Committee reviewed the equity ownership of the current senior management team of the Company in light of the following factors (1) the significant equity interest held by former members of the Company’s management team, (2) the announcement of the Company’s business strategy to pursue one or more strategic asset sales and (3) the desire to increase the tie between the interests of the Company’s shareholders generally and that of its current senior management team. As a result of this review, the Compensation Committee determined that it would be in the best interests of the Company to more closely align the interests of senior management with the interests of the Company and its shareholders by increasing such senior management’s equity stake in the Company. To this end, the Compensation Committee authorized an additional one-time restricted stock award to each of Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder with a value at the time of grant on August 27, 2007 equal to 100% of each such executive’s annual base salary. This restricted stock will be earned based on continued employment and Company performance in excess of the stated adjusted EBITDA goal in the Company’s Fiscal 2008 annual operating plan for, in the case of Mr. Hussey and Mr. Genito, the Company as a whole and, in the case of Mr. Lumley, Mr. Heil and Ms. Yoder, their respective business segments (for each, the “2008 AOP Goal”). If the Company achieves a certain percentage of the 2008 AOP Goal, then the restrictions on a percentage of such restricted shares would lapse. To the extent 100% of the restricted shares do not lapse, the executive retains the ability to earn the remaining restricted shares, as described below, based on Fiscal 2009 performance and/or Fiscal 2010 performance. The following chart sets forth the applicable percentages for the 2008 AOP Goals:

% for Achievement of 2008 AOP Goal	Restricted Shares Lapse
less than 104%	0%
at least 104%, but less than 105%	50%
at least 105%, but less than 106%	75%
at least 106%	100%

Pursuant to these awards, any restricted stock not earned based on Fiscal 2008 performance could be earned based on continued employment and the Company performance in excess of the stated adjusted EBITDA goal in the Company’s Fiscal 2009 annual operating plan for, in the case of Mr. Hussey and Mr. Genito, the Company as a whole and, in the case of Mr. Lumley, Mr. Heil and Ms. Yoder, their respective business segments (for each, the “2009 AOP Goal”). If the Company achieves a certain percentage of the 2009 AOP Goal, then the restrictions on a percentage of such restricted shares would lapse. To the extent 100% of the restricted shares do not lapse, the executive retains the ability to earn the remaining restricted shares, as described below, based on Fiscal 2010 performance. The following chart sets forth the applicable percentages for the 2009 AOP Goals:

% for Achievement of 2009 AOP Goal	Restricted Shares Lapse
less than 104%	0%
at least 104%, but less than 105%	50%
at least 105%, but less than 106%	75%
at least 106%	100%

For any remaining restricted stock with respect to which the restrictions have not lapsed pursuant to the provisions set forth above, the executive would have the opportunity to earn such restricted stock based on continued employment and the Company performance in excess of the stated adjusted EBITDA goal in the Company’s Fiscal 2010 annual operating plan, for, in the case of Mr. Hussey and Mr. Genito, the Company as a whole and, in the case of Mr. Lumley, Mr. Heil and Ms. Yoder, their respective business segments (for each, the “2010 AOP Goal”). If the Company achieves a certain percentage of the 2010 AOP Goal, then the restrictions on a percentage of such restricted shares would lapse and remaining restricted shares would be forfeited to the Company. The following chart sets forth the applicable percentages for the 2010 AOP Goals:

% for Achievement of 2010 AOP Goal	Restricted Shares Lapse
less than 102%	0%
at least 102%, but less than 104%	50%
at least 104%	100%

Restricted Stock Grants Upon Execution of Employment Agreements

Each of Mr. Lumley, Mr. Heil and Ms. Yoder executed new employment agreements during Fiscal 2007 (as described previously under the heading “Employment Agreements”) that provided for initial grants of restricted stock. Each of Mr. Lumley and Mr. Heil were granted 50,000 shares of restricted stock and Ms. Yoder was granted 35,000 shares of restricted stock. All such restricted stock is contingent only upon continued employment and will cliff vest on the third anniversary of the grant date, which for Mr. Lumley and Mr. Heil would be February 1, 2010 and for Ms. Yoder would be April 2, 2010.

2005 Superior Achievement Program Restricted Stock Grants

In April 2005, each of Mr. Hussey, Mr. Genito, Mr. Heil, Mr. Steward, Mr. Biller and Mr. Burel received a grant of restricted stock under the 2004 Rayovac Incentive Plan as part of the Company’s Superior Achievement Program. At the time these grants were made, the Compensation Committee believed that key measures of the ongoing success of the Company would be its ability to achieve synergy savings associated with the acquisition of United and the pending acquisition of Tetra, growth in the Company’s earnings per share and growth in free cash flow. In order to focus senior management on these goals, the Compensation Committee granted restricted shares the restrictions on which would lapse on the earlier (i) achievement by the Company of synergy savings, earnings per share growth and free cash flow growth performance goals between the time of grant and September 30, 2007 or (ii) February 7, 2012, but only if such executive’s employment with the Company is not terminated for any reason prior to such date. The restricted shares granted to Mr. Steward and Mr. Biller pursuant to the Superior Achievement Program were forfeited to the Company in connection with the termination of their employment relationships with the Company. The restricted shares granted to Mr. Burel pursuant to this Superior Achievement Program were forfeited to the Company on January 31, 2008 in connection with the termination of Mr. Burel’s employment relationship with the Company. Based on the Company’s performance through September 30, 2007, the performance goals described above were not achieved and, as a result, none of the shares of restricted stock awarded pursuant to the Superior Achievement Program will be earned as a result of the performance of the Company.

Deferral and Post-Termination Rights

Retirement Benefits. The Company has in effect or previously had in effect various retirement and other post-employment programs available to certain executives, including the named executive officers. These consist of the Rayovac Deferred Compensation Plan (the “Deferred Compensation Plan”), the Spectrum Brands, Inc. Supplemental Executive Retirement Plan (the “SERP”), the Company’s 401(k) plan, and, in the case of Mr. Burel, a pension plan through the Company’s wholly-owned subsidiary Rayovac Europe GmbH.

The SERP is a supplemental executive retirement plan for eligible employees of the Company. The Board of Directors determines which employees are eligible to participate. Pursuant to the SERP, the Company establishes an account for each participant. Each October 1st, the Company credits the account of each participant with an amount equal to 15% of the participant’s base salary. In addition, each calendar quarter, the Company credits each account by an amount equal to 2% of the participant’s account value as of the first day of the plan year containing such calendar quarter. Each participant vests 20% per year in his account after becoming a participant in the plan, with immediate full vesting occurring upon death, disability or a change in control of the Company. Among the named executive officers, only Mr. Hussey, Mr. Jones, Mr. Steward, Mr. Biller, Mr. Lumley and Mr. Heil are active participants in the SERP. The current account balances for each such active participant are set forth in the table entitled “Non-Qualified Deferred Compensation” starting on page 36.

None of the named executive officers were participants in the Deferred Compensation Plan at the end of Fiscal 2007, and, in fact, the Company had no active participants in the Plan at such time. Each of Mr. Hussey, Mr. Biller, Mr. Genito and Mr. Steward had positive balances in the Deferred Compensation Plan as of the beginning of Fiscal 2007, but the entire balance for each such executive was paid to such executive prior to the end of Fiscal 2007. These amounts so paid to each of Mr. Hussey, Mr. Biller, Mr. Genito and Mr. Steward are included in the Table entitled “Non-Qualified Deferred Compensation” starting on page 36. No contributions to the Deferred Compensation Plan were made by or on behalf of any named executive officer in Fiscal 2007.

Mr. Burel is a terminated vested participant in the VARTA Germany Executive Pension Plan, a defined benefit pension plan maintained by our subsidiary, Rayovac Europe GmbH, through which he is eligible to receive a fixed annual retirement payment. The terms of the plan provide that the annual retirement payment that participants are eligible to receive is computed based on both a fixed and variable component. The variable component is calculated based on the number of years of service a participant provides to the Company. As a result of the termination of Mr. Burel’s employment with the Company, pursuant to the terms of the VARTA

Germany Executive Pension Plan and certain provisions of German law, Mr. Burel will be entitled to receive a pension benefit of $29,797 upon reaching age 65, the normal retirement age under the Varta Germany Executive Pension Plan.

Post-Termination Benefits. As described above, the Company has entered into employment agreements with all its current named executive officers other than Mr. Genito which govern, among other things, post-termination benefits payable to such named executive officers should his or her employment with the Company terminate. As described previously, the Company and Mr. Genito have entered into a severance agreement to govern, among other things, post-termination benefits payable to Mr. Genito should his employment with the Company terminate. In connection with the termination of their employment with the Company, each of Mr. Jones, Mr. Steward and Mr. Biller have entered into Separation Agreement and Releases with the Company to govern the parties relative rights and obligations arising out of such termination of employment. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions” on page 37.

Perquisites and Benefits

The Company provides certain limited perquisites and other special benefits to certain executives, including the named executive officers. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance. In addition, Mr. Hussey, Mr. Steward and Mr. Jones participate in the Company’s Medical Expense Reimbursement Plan, which provides for reimbursement for certain annual medical expenses not covered by the Company’s health insurance plan, up to a maximum of $10,000 per year (plus a tax gross-up as described below under “Tax Gross-Ups”). In addition, the Company permitted Mr. Jones and Mr. Biller, prior to the termination of their employment with the Company, and Mr. Hussey to have personal use of the Company’s aircraft when it is not being used for business purposes. In addition, in certain circumstances, Mr. Jones, prior to the termination of his employment, was and Mr. Hussey continues to be permitted to travel to outside board meetings on the Company’s aircraft, in which case the Company receives some reimbursement from the companies on whose boards Mr. Jones and Mr. Hussey serve.

Timing and Pricing of Stock-Based Grants

Annual grants of restricted stock to our named executive officers are made on the first business day in October each year following approval by the Compensation Committee. In connection with the one-time performance-based grants to Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder described above under the heading “One-Time Performance-Based Restricted Stock Incentive Grant” and in order to take advantage of remaining shares available under the Company’s 1997 Rayovac Incentive Plan, in Fiscal 2007, the Company made certain restricted share grants on August 27, 2007, the same date that such awards were approved by the Compensation Committee. In connection with the restricted stock grants made to Mr. Lumley, Mr. Heil and Ms. Yoder upon the execution of their respective employment agreements, the grant date of February 1, 2007, February 1, 2007 or April 2, 2007, respectively, was set forth in each such executive’s employment agreement. For purposes of valuing all grant awards, the grant price is the average of the high and low price of a share on the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may not be able to deduct certain forms of compensation paid to its executives who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its shareholders. The Company has had in the past, and may have in the future, instances where it has paid compensation to its executives that exceed the deductibility limits. For example, for Fiscal 2007, the compensation paid to Mr. Hussey by the Company included $3,756,090 in compensation that is not deductible pursuant to Section 162(m).

Tax Gross-Ups

The Company provides increases in payments to named executive officers and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: car allowance or company leased car, financial planning and tax planning and executive life and disability insurance. To the extent the use of the Company’s plane for permitted personal travel results in imputed income to Mr. Jones, Mr. Biller or Mr. Hussey, the Company provides gross-up payments to cover personal income tax due on such imputed income. In addition, pursuant to Mr. Jones’ employment agreement and the separation agreement and release executed with Mr. Jones at the time of his departure as Chief Executive Officer of the Company, the Company agreed that to the extent any payment or distribution to Mr. Jones would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect thereto, then the Company would increase the payments to Mr. Jones in an amount to cover such excise tax and interest and penalties, if any. Beyond these tax gross-up payments, the Company does not make any other payment to the named executive officers to cover personal income taxes.

Recoupment Policy

The Company does not currently have a “recoupment” policy relating to unearned incentive compensation of executive officers in the event that the Company has to restate all or a portion of its financial statements.

Governing Plans

All outstanding grants of stock options and restricted stock were made pursuant to the 2004 Rayovac Incentive Plan, the 1997 Rayovac Incentive Plan or the Rayovac Corporation 1996 Stock Option Plan. The Rayovac Corporation 1996 Stock Option Plan expired in 2006 and no additional grants may be made pursuant to it. The 1997 Rayovac Incentive Plan expired on August 31, 2007 and no additional grants may be made pursuant to it.

Summary Compensation Table

The following table and footnotes show the compensation earned for service in all capacities during Fiscal 2007 for the Company for the named executive officers.

Summary Compensation Table

Name(1)	Year	Salary	Bonus(2)		Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compen- sation(6)		Change in Pension Value and Nonqualified Deferred Comp Earnings(8)		All Other Compen- sation(10)	Total
Kent J. Hussey Chief Executive Officer	2007	$604,688	$—		$2,845,210	$159	$1,148,250		$12,967	(8)	$246,679	$4,857,953

Anthony L. Genito Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2007	$280,833	$7,401	(3)	$306,617	$—	$373,181		$—		$46,379	$1,014,411

David R. Lumley Co-Chief Operating Officer and President—Global Batteries and Personal Care	2007	$518,056	$—		$762,844	$—	$886,515		$1,403	(8)	$384,434	$2,553,252

John A. Heil Co-Chief Operating Officer and President—Global Pet Supplies	2007	$436,113	$—		$918,384	$—	$429,570	(7)	$2,182	(8)	$116,505	$1,902,754

Amy J. Yoder President, United Industries	2007	$200,000	$—		$39,293	$—	$225,000		$—		$10,000	$474,293

David A. Jones Former Chairman and Chief Executive Officer	2007	$581,250	$—		$9,074,312	$370	$1,722,375		$20,459	(8)	$740,256	$12,139,022

Randall J. Steward Former Executive Vice President and Chief Financial Officer	2007	$354,167	$—		$126,358	$106	$488,006		$9,743	(8)	$254,292	$1,232,672

Kenneth V. Biller Former President, Global Operations	2007	$450,000	$—		$—	$106	$516,712		$9,862	(8)	$195,902	$1,172,582

Remy E. Burel Former President—Europe/ROW Batteries and Personal Care	2007	$532,500	$—		$—	$106	$365,189		$22,024	(9)	$8,660	$928,479

(1)	Titles included in this column are as of September 30, 2007, except that (i) the title for Mr. Genito was Senior Vice President, Chief Financial Officer and Chief Accounting Officer on September 30, 2007, (ii) the title for Ms. Yoder was Executive Vice President, Home and Garden and (iii) the titles for Mr. Jones, Mr. Steward, Mr. Biller and Mr. Burel reflect their titles at the time they ceased being executive officers. Mr. Jones, Mr. Steward and Mr. Biller are no longer employed by the Company and were not executive officers as of the end of the fiscal year. Mr. Burel was employed by Company through January 31, 2008; however, he relinquished all his management responsibilities as of July 26, 2007 and was not an executive officer as of the end of the fiscal year.

(2)	Performance-based incentive compensation bonuses are disclosed in this table under “Non-Equity Plan Incentive Compensation”.
(3)	Mr. Genito received a cash payment in December 2006 under the Company’s spot award program, prior to the time Mr. Genito became a member of the Spectrum Leadership Team, the Company’s executive committee. As a member of the Spectrum Leadership Team, Mr. Genito is no longer eligible for such awards.
(4)	Restricted stock awards were granted under the 1997 Rayovac Incentive Plan and the 2004 Rayovac Incentive Plan with the majority of the awards being strictly performance-based. For a detailed description of the grants made and the performance vesting provisions of those grants during the last fiscal year, please see the sections entitled “Long Term Incentive Plan” and “One-Time Performance-Based Restricted Stock Incentive Grant” beginning on pages 19 and 23, respectively. In addition, Mr. Lumley, Mr. Heil and Ms. Yoder each received a grant of time-based restricted stock based upon the execution of their respective employment agreements, as described under the heading “Restricted Stock Grants upon Execution of Employment Agreements” beginning on page 24. This column reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2007 in accordance with SFAS 123R. See Note 2(w), Stock Compensation, of Notes to Consolidated Financial Statements included in the Company’s Annual Report for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of these awards.
(5)	This column reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2007 in accordance with SFAS 123R. See Note 2(w), Stock Compensation, of Notes to Consolidated Financial Statements included in the Company’s Annual Report for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of these awards. Amount reflected for Mr. Hussey includes acceleration of expense relating to the vesting of 168,941 restricted shares in connection with Mr. Hussey’s replacement as President and Chief Operating Officer prior to the time he was appointed Chief Executive Officer. Amount reflected for Mr. Jones includes acceleration of expense related to vesting of 669,234 restricted shares in connection with the termination of Mr. Jones’ employment with the Company. Amount reflected for Mr. Steward reflects the reversal of previously recognized expenses with respect to 42,498 shares of restricted stock forfeit in connection with the termination of Mr. Steward’s employment with the Company. Amount reflected for Mr. Biller reflects the reversal of previously recognized expenses with respect to 45,047 shares of restricted stock forfeit in connection with the termination of Mr. Biller’s employment with the Company. Amount reflected for Mr. Burel reflects the reversal of previously recognized expenses with respect to 57,922 shares of restricted stock forfeit in connection with the termination of Mr. Burel’s employment with the Company.
(6)	Represents actual cash payments under the Company’s Management Incentive Plan earned in Fiscal 2007. For additional detail on the plan and the determination of the cash awards thereunder, please refer to the discussion under the heading “Management Incentive Plan” beginning on page 17 and the table entitled “Grants of Plan-Based Awards” and its accompanying footnotes beginning on page 31.
(7)	In addition to the amounts reflected in this column, in November 2006, Mr. Heil received a Management Incentive Plan award for our fiscal year ended September 30, 2006 (“Fiscal 2006”) in the amount of $78,103. Mr. Heil was the only named executive officer to receive an award for Fiscal 2006.
(8)	Amounts reflected represent the aggregate above-market increase of the actuarial value of the named executive’s benefit under the Company’s Supplemental Executive Retirement Plan. See Note 12, Employee Benefit Plans, of Notes to Consolidated Financial Statements included in the Company’s Annual Report for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of this plan.
(9)	Mr. Burel participates in the Varta Germany Executive Pension Plan and the amount reflected represents the actuarial increase of his benefit under this plan. See Note 12, Employee Benefit Plans, of Notes to Consolidated Financial Statements included in the Company’s Annual Report for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of this plan.
(10)	Please see the following table for the details of the amounts that comprise the All Other Compensation column:

All Other Compensation Table

Name	Financial Planning Services Provided to Executive	Life Insurance Premiums Paid on Executives Behalf(1)	Reimburse- ment of Medical Expenses Not Paid By Company’s Health Plan(2)	Personal Use of Company Jet(3)	Car Allowance/ Personal Use of Company Car(4)	Tax Equali- zation Paym- ents(5)	Company Contributions to Executive’s Qualified Retirement Plan(6)	Company Contributions to Executive’s Nonqualified Retirement Plan(7)	Other Compen- sation		Cost of Living Differential Allowance(10)	Earned Severance Pay(11)	Relocation Expenses Provided to Executive(12)	Total
Mr. Hussey	$31,000	$11,198	$10,000	$21,775	$9,846	$39,110	$9,000	$78,750	$—		$36,000	$—	$—	$246,679
Mr. Genito	$11,200	$1,150	$—	$—	$11,797	$9,462	$12,770	$—	$—		$—	$—	$—	$46,379
Mr. Lumley	$30,000	$3,603	$—	$—	$6,750	$100,194	$15,250	$75,000	$—		$—	$—	$153,637	$384,434
Mr. Heil	$11,273	$4,358	$—	$—	$18,000	$2,356	$20,518	$60,000	$—		$—	$—	$—	$116,505
Ms. Yoder	$1,000	$—	$—	$—	$9,000	$—	$—	$—	$—		$—	$—	$—	$10,000
Mr. Jones	$93,000	$14,040	$6,470	$32,900	$13,249	$71,347	$9,000	$135,000	$18,500	(8)	$—	$346,750	$—	$740,256
Mr. Steward	$20,000	$4,080	$10,000	$—	$12,395	$27,999	$8,187	$63,750	$—		$25,000	$82,882	$—	$254,293
Mr. Biller	$33,500	$8,181	$—	$—	$21,694	$51,383	$9,000	$67,500	$—		$—	$4,644	$—	$195,902
Mr. Burel	$—	$—	$—	$—	$8,009	$—	$—	$—	$459	(9)	$—	$—	$—	$8,468

(1)	The amount represents the life insurance premium paid for the fiscal year. The company provides life insurance coverage equal to three times base salary for each executive officer, with the exception of Mr. Burel. Ms. Yoder’s coverage becomes effective in Fiscal 2008.
(2)	Amounts represent reimbursements under the Medical Expenses Reimbursement Plan described under the heading “Perquisites and Benefits” beginning on page 26.
(3)	Amounts represent the aggregate incremental usage costs associated with the personal use of the Company aircraft by Mr. Jones and Mr. Hussey. Prior to his termination, Mr. Biller was also entitled in certain circumstances to make personal use of Company aircraft, however, he did not exercise this right during Fiscal 2007. This benefit is described under the heading “Perquisites and Benefits” beginning on page 26.
(4)	The Company sponsors a leased car and car allowance program. Under the leased car program, costs associated with using the vehicle are also provided. These include fuel costs, maintenance, insurance and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. Going forward, the Company expects to utilize only a car allowance program. All of the named executive officers other than Mr. Heil and Ms. Yoder, participate in the leased car program. Mr. Jones’ participation in our automobile programs ended on his termination date, at which time he was allowed to purchase his leased automobile for the then-current residual value of the automobile. Mr. Heil and Ms. Yoder each receive a $1,500 per month car allowance.
(5)	Includes tax gross-up payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, executive leased car program, relocation and personal use of the company jet, as described under the heading “Tax Gross-Ups” beginning on page 27.
(6)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan. For Mr. Heil, the total includes Company profit sharing-based contribution based on 2006 results. None of the other named executive officers are eligible for such a profit sharing-based contribution.
(7)	Represents the Company’s contribution to each participating named executive officers’ SERP account, consisting of annual contribution and 8.0% annual interest credit.
(8)	Represents additional salary for Mr. Jones per the terms of his employment agreement.
(9)	Represents amounts received by Mr. Burel for entertainment and accident insurance pursuant to his employment agreement.
(10)	In connection with the relocation of the Company’s corporate headquarters from Madison, Wisconsin to Atlanta, Georgia, Mr. Hussey and Mr. Steward were provided cost of living differential allowances in the amounts of $3,000 and $2,500 respectively. Mr. Steward’s cost of living differential ceased upon the termination of his employment.
(11)	For Mr. Jones, the amount reflected represents accrued amounts owed as post-termination severance during Fiscal 2007 but unpaid to Mr. Jones pursuant to his Separation Agreement, which provides that Mr. Jones is subject to a six-month deferral of any severance pay. For Mr. Jones, the amount also includes $27,599.50 in legal fees incurred by Mr. Jones in connection with the negotiation of his separation agreement and paid by the Company. The reflected amount was paid to Mr. Jones on December 1, 2007. For Mr. Steward, the amount reflected represents amounts paid to Mr. Steward as post-termination severance payments during Fiscal 2007 pursuant to his Separation Agreement. For Mr. Steward, the amount also includes $12,048.58 in legal fees incurred by Mr. Steward in connection with the negotiation of his separation agreement and paid by the Company. For Mr. Biller the amount reflects $4643.50 in legal fees incurred by Mr. Biller in connection with the negotiation of his separation agreement and paid by the Company. Mr. Burel did not earn any severance pay during Fiscal 2007.
(12)	Represents the expenses incurred for the relocation of Mr. Lumley to Madison, Wisconsin. The amount includes a $75,000 cash payment related to the sale price for Mr. Lumley’s prior residence.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the named executive officers during Fiscal 2007 as well as the range of future payouts under non-equity incentive plans for the named executive officers.

Grants of Plan-Based Awards Table

	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares	Fair Value on Grant Date(6)
Name			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Kent J. Hussey	10/2/2006	(2)				47,960	95,920	95,920		$787,503
	8/24/2007	(3)				72,116	144,231	144,231		$750,001
	8/24/2007	(4)				8,500	17,000	17,000		$88,400
			$187,500	$750,000	$1,500,000

Anthony L. Genito	10/2/2006	(2)				11,419	22,838	22,838		$187,500
	8/24/2007	(3)				31,250	62,500	62,500		$325,000
	8/24/2007	(4)				3,500	7,000	7,000		$36,400
			$48,750	$195,000	$390,000

David R. Lumley	10/2/2006	(2)				38,064	76,127	76,127		$625,003
	2/1/2007	(5)							50,000	$605,250
	8/24/2007	(3)				50,481	100,962	100,962		$525,002
	8/24/2007	(4)				6,000	12,000	12,000		$62,400
			$131,250	$525,000	$1,050,000

John A. Heil	10/2/2006	(2)				30,451	60,901	60,901		$499,997
	2/1/2007	(5)							50,000	$605,250
	8/24/2007	(3)				43,269	86,538	86,538		$449,998
	8/24/2007	(4)				5,000	10,000	10,000		$52,000
			$112,500	$450,000	$900,000

Amy J. Yoder	4/2/2007	(5)							35,000	$224,525
	8/24/2007	(3)				38,462	76,923	76,923		$400,000
	8/24/2007	(4)				4,500	9,000	9,000		$46,800
			$75,000	$300,000	$600,000

David A. Jones	10/2/2006	(2)				137,029	274,057	274,057		$2,250,008
			$281,250	$1,125,000	$2,250,000

Randall J. Steward	10/2/2006	(2)				32,354	64,708	64,708		$531,253
			$79,688	$318,750	$637,500

Kenneth V. Biller	10/2/2006	(2)				34,257	68,514	68,514		$562,500
			$84,375	$337,500	$675,000

Remy E. Burel	10/2/2006	(2)				22,838	45,676	45,676		$375,000
			$79,875	$319,500	$639,000

(1)	Non-Equity Incentive Plan Awards represents the threshold, target and maximum payments under the Company’s Management Incentive Plan for Fiscal 2007. The actual amount earned under this plan for Fiscal 2007 is disclosed in the “Summary Compensation Table” beginning on page 28 in the column entitled “Non-Equity Incentive Plan Compensation”.
(2)	Represents performance-based restricted stock granted to executives pursuant to the Company’s 2007 LTIP, granted under the 2004 Rayovac Incentive Plan. The 2007 LTIP restricted stock grants are described under the heading “Long Term Incentive Plan” beginning on page 19 and in footnote 2 to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 32.
(3)	Represents performance-based restricted stock granted to executives under the 1997 Rayovac Incentive Plan. The terms and details of these restricted stock grants are described under the heading “One-Time Performance-Based Restricted Stock Incentive Grant” beginning on page 23 and in footnote 3 to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 32.
(4)	Represents performance-based restricted stock granted to executives during Fiscal 2007 pursuant to the Company’s 2008 LTIP, granted under the 1997 Rayovac Incentive Plan. The terms and details of the 2008 LTIP restricted stock grants are described under the heading “Long Term Incentive Plan” beginning on page 19 and in footnote 4 to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 32.
(5)	Represents time-based restricted stock granted to executives under the 2004 Rayovac Incentive Plan. 100% of the shares cliff vest on the third anniversary of the date of the grant.
(6)	This column reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2007 in accordance with SFAS 123R. See Note 2(w), Stock Compensation, of Notes to Consolidated Financial Statements included in the Company’s Annual Report on for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of these awards.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this report, found beginning on pages 13 and 37, respectively, as well as the corresponding footnotes to the tables, for material factors necessary for an understanding of the compensation detailed in the above two tables.

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes set forth information regarding unexercised stock options and unvested restricted stock as of September 30, 2007 for the named executive officers. The market value of shares or options that have not vested was determined by multiplying $5.80, the closing market price of the Company’s stock on September 28, 2007 (the last day the market was open prior to the end of Fiscal 2007), by the number of shares.

Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Grant Date	Unexercised Options Exercisable	Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Grant Date	Unvested Stock Awards		Market Value Unvested
Kent J. Hussey	4/28/1998	36,053			$22.88	4/28/2008
	4/28/1998	36,053			$22.88	4/28/2008
	10/1/1999	10,000			$21.63	10/1/2009
	10/1/1999	10,000			$21.63	10/1/2009
	10/1/1999	10,000			$21.63	10/1/2009
	10/1/1999	10,000			$21.63	10/1/2009
	11/7/2000	25,000			$14.50	11/7/2010
	11/7/2000	25,000			$14.50	11/7/2010
	10/1/2001	37,500			$14.50	10/1/2011
	10/1/2001	7,650			$14.50	10/1/2011
	10/1/2002		12,750	(1)	$12.20	10/1/2012
	10/1/2002	12,750			$12.20	10/1/2012
							4/1/2005	35,638	(2)	$206,700
							8/24/2007	144,231	(4)	$827,165
							8/24/2007	17,000	(5)	$97,495

Anthony L. Genito							7/1/2004	1,666	(6)	$9,555
							10/1/2004	1,440	(7)	$8,258
							10/1/2004	717	(7)	$4,112
							4/1/2005	7,331	(2)	$42,043
							12/1/2005	4,021	(8)	$23,060
							12/1/2005	3,015	(9)	$17,291
							10/2/2006	22,838	(3)	$130,976
							8/24/2007	62,500	(4)	$358,438
							8/24/2007	7,000	(5)	$40,145

David R. Lumley							1/17/2006	50,000	(10)	$286,750
							10/2/2006	76,127	(3)	$436,588
							2/1/2007	50,000	(11)	$286,750
							8/24/2007	100,962	(4)	$579,017
							8/24/2007	12,000	(5)	$68,820
John A. Heil							4/1/2005	25,000	(12)	$143,375
							4/1/2005	21,722	(2)	$124,576
							2/1/2006	9,000	(8)	$51,615
							2/1/2006	6,750	(9)	$38,711
							10/2/2006	60,901	(3)	$349,267
							2/1/2007	50,000	(11)	$286,750
							8/24/2007	86,538	(4)	$496,295
							8/24/2007	10,000	(5)	$57,350

	Option Awards						Stock Awards
Name	Grant Date	Unexercised Options Exercisable	Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Grant Date	Unvested Stock Awards		Market Value Unvested
Amy J. Yoder							4/2/2007	35,000	(13)	$200,725
							8/24/2007	76,923	(4)	$441,153
							8/24/2007	9,000	(5)	$51,615

David A. Jones	11/7/2000	25,000		$14.5000	5/23/2008	(14)
	11/7/2000	25,000		$14.5000	5/23/2008	(14)
	10/1/2001	87,500		$14.5000	5/23/2008	(14)
	10/1/2001	87,500		$14.5000	5/23/2008	(14)
	10/1/2002	57,750		$12.2000	5/23/2008	(14)
	10/1/2002	87,500		$12.2000	5/23/2008	(14)

Randall J. Steward	3/16/1998	35,609		$18.19	3/16/2008
	3/16/1998	56,973		$18.19	3/16/2008
	10/1/1998	2,500		$16.1900	7/31/2008	(14)
	10/1/1999	1,875		$21.6300	7/31/2008	(14)
	10/1/1999	3,750		$21.6300	7/31/2008	(14)
	10/1/1999	2,000		$21.6300	7/31/2008	(14)
	10/1/1999	4,000		$21.6300	7/31/2008	(14)
	11/7/2000	8,250		$14.5000	7/31/2008	(14)
	8/16/2002	49,495		$14.5000	7/31/2008	(14)
	8/16/2002	49,495		$14.5000	7/31/2008	(14)
	10/1/2002	11,500		$12.2000	7/31/2008	(14)
							10/1/2003	3,995	(15)	$22,911
							10/1/2004	4,800	(7)	$27,528
							10/1/2004	2,389	(7)	$13,701
							4/1/2005	25,000	(12)	$143,375
							2/1/2006	13,650	(16)	$78,283
							2/1/2006	10,237	(17)	$58,709
							10/2/2006	64,708	(3)	$371,100
Kenneth V. Biller	10/1/1998	12,500		$16.1900	9/30/2008	(14)
	10/1/1998	12,500		$16.1900	9/30/2008	(14)
	10/1/1999	7,500		$21.6300	9/30/2008	(14)
	10/1/1999	7,500		$21.6300	9/30/2008	(14)
	10/1/1999	10,000		$21.6300	9/30/2008	(14)
	10/1/1999	10,000		$21.6300	9/30/2008	(14)
	11/7/2000	11,213		$14.5000	9/30/2008	(14)
	10/1/2001	8,500		$14.5000	9/30/2008	(14)
	10/1/2002	8,500		$12.2000	9/30/2008	(14)
							10/1/2003	3,710	(15)	$21,277
							10/1/2004	4,800	(7)	$27,528
							10/1/2004	2,389	(7)	$13,701
							4/1/2005	12,500	(15)	$71,688
							2/1/2006	14,500	(16)	$83,158
							2/1/2006	10,875	(17)	$62,368
							10/2/2006	68,514	(3)	$392,928

	Option Awards						Stock Awards
Name	Grant Date	Unexercised Options Exercisable	Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Grant Date	Unvested Stock Awards		Market Value Unvested
Remy E. Burel	10/1/2002		8,500	$12.2000	1/31/2008	(18)
	10/1/2002	8,500		$12.2000	1/31/2009	(14)
							10/1/2003	3,710	(15)	$21,277
							10/1/2004	4,800	(7)	$27,528
							10/1/2004	2,389	(7)	$13,701
							4/1/2005	25,000	(19)	$143,375
							4/1/2005	23,274	(2)	$133,476
							2/1/2006	9,650	(20)	$55,343
							2/1/2006	7,237	(21)	$41,504
							10/2/2006	45,676	(3)	$261,952

(1)	Options vest on September 30, 2012, if executive remains employed by the Company.
(2)	Shares granted under Superior Achievement Program to provide incentives for senior management to integrate the acquired United Industries business. Shares would vest on February 7, 2008 if certain performance measures were met. It was determined these were not met; therefore, shares will vest on February 7, 2012 unless executive’s employment terminates for any reason prior to that date. In the case of Mr. Burel, as a result of such executive’s termination, these shares forfeited on February 7, 2008 when the applicable performance measures were not met.
(3)	Represents performance-based restricted stock granted to executives pursuant to the Company’s 2007 LTIP, granted under the 2004 Rayovac Incentive Plan. The 2007 LTIP restricted stock grants are described under the heading “Long Term Incentive Plan” beginning on page 19.
(4)	Represents performance-based restricted stock granted to executives under the 1997 Rayovac Incentive Plan. The terms and details of these restricted stock grants are described under the heading “One-Time Performance-Based Restricted Stock Incentive Grant” beginning on page 23.
(5)	Represents performance-based restricted stock granted to executives during Fiscal 2007 pursuant to the Company’s 2008 LTIP, granted under the 1997 Rayovac Incentive Plan. The terms and details of the 2008 LTIP restricted stock grants are described under the heading “Long Term Incentive Plan” beginning on page 19.
(6)	Shares vested 50% on October 1, 2007 and 50% on December 1, 2007.
(7)	Shares vested on December 1, 2007.
(8)	Shares vested 50% on December 1, 2007. 25% of the shares will vest on December 1, 2008 if it is deemed performance measures are met and, if not, they vest on December 1, 2009. 25% of the shares will vest on December 1, 2009 if it is deemed performance measures are met and, if not, they vest on December 1, 2010 unless executive’s employment terminates for any reason prior to these date.
(9)	Shares vested 1/3 on December 1, 2007 and vest 1/3 on December 1, 2008 and 1/3 on December 1, 2009 unless executive’s employment terminates for any reason prior to that date.
(10)	Shares vest on January 17, 2009 unless executive’s employment terminates for any reason prior to that date.
(11)	Shares vest on January 10, 2010 unless executives voluntarily terminates his employment for any reason other than good reason (as described under the heading “Termination in the event Mr. Heil, Mr. Lumley or Ms. Yoder elects to invoke his right to terminate his or her employment for good reason” beginning on page 42) or employment is terminated for cause prior to that date.
(12)	Shares vest on October 1, 2008 unless executive’s employment terminates for any reason prior to that date.
(13)	Shares vest on March 31, 2010 unless executives voluntarily terminates her employment for any reason other than good reason (as described under the heading “Termination in the event Mr. Heil, Mr. Lumley or Ms. Yoder elects to invoke her right to terminate his or her employment for good reason” beginning on page 42) or employment is terminated for cause prior to that date.
(14)	Pursuant to terms of grant, options expire one year from termination of executive’s employment.
(15)	Shares vested on October 1, 2007.

(16)	Shares vested 50% on December 1, 2007. The remaining 50% are forfeited on December 31, 2007 pursuant to such executives’ separation agreement.
(17)	Shares vested 1/3 on December 1, 2007. The remaining 2/3 forfeited on December 31, 2007 pursuant to such executives’ separation agreement.
(18)	Shares forfeited on January 31, 2008 upon such executive’s termination pursuant to the executive’s separation agreement.
(19)	Shares vested 1/3 on December 1, 2007. The remaining 2/3 are forfeited on January 31, 2008 pursuant to such executive’s separation agreement.
(20)	Shares forfeited on January 31, 2008 pursuant to such executive’s separation agreement.
(21)	Shares vested 50% on December 1, 2007. The remaining 50% forfeited on January 31, 2008 pursuant to such executive’s separation agreement.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vesting during Fiscal 2007 for the named executive officers. Mr. Lumley and Ms. Yoder did not exercise any stock options and no stock awards have vested during Fiscal 2007.

Option Exercises and Stock Vested Information

	Option Awards			Stock Awards
Name	Number Of Shares Exercised		Market Value Realized	Shares Acquired on Vesting		Market Value Realized
Kent J. Hussey	—		$—	235,713	(2)	$1,694,612
Anthony L. Genito	—		$—	4,099		$34,276
John A. Heil	—		$—	2,250		$20,126
David A. Jones	149,195	(1)	$96,419	730,395	(3)	$6,166,388
Randall J. Steward	—		$—	16,158		$138,634
Kenneth V. Biller	—		$—	28,297		$238,475
Remy E. Burel	—		$—	14,585		$125,009

(1)	Shares underlying options exercised by Mr. Jones were immediately sold pursuant to a 10b5-1 plan executed in June 2007.
(2)	The vesting of 168,941 of the shares reflected in this column was triggered pursuant to Mr. Hussey’s employment agreement as then in effect upon his replacement as President and Chief Operating Officer of the Company, prior to the time he was named Chief Executive Officer.
(3)	Figure includes vesting of all 669,234 shares of unvested restricted stock held by Mr. Jones upon his termination from the Company on May 23, 2007, pursuant to his employment agreement.

Pension Benefits Table

The following table and footnotes provide information regarding the Company’s pension plans for each named executive officer as of the end of Fiscal 2007. Of the named executive officers, only Mr. Burel participates in a Company pension plan, the Varta Germany Executive Pension Plan, a defined benefit pension plan maintained by our subsidiary, Rayovac Europe GmbH. The defined benefit plan in which Mr. Burel is a vested terminated participant is described under the heading “Deferral and Post-Termination Rights” beginning on page 25.

Pension Benefits Table

Name	Plan Name	Number of Years of Service	Present Value of Acc Benefits	Payments During FY 2007
Remy E. Burel	Varta Germany Executive Pension Plan	17	$329,194	$—

Non-Qualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non tax-qualified defined contribution and deferred compensation plans for each of the named executive officers who participate in any such plans. Ms. Yoder did not participate these plans. The plans are described under the heading “Deferral and Post-Termination Rights” beginning on page 25.

Nonqualified Deferred Compensation Table(1)

Name	Executive Contributions in FY 2007(2)	Company Contributions in FY 2007(3)	Aggregate Earnings in FY 2007(4)	Aggregate Withdrawals in FY 2007(5)	Aggregate Balance at 9/30/2007(5)(6)
Kent J. Hussey	$—	$78,750	$65,714	$582,150	$748,919
Anthony L. Genito	$—	$—	$5,547	$106,489	$—
David R. Lumley	$—	$75,000	$6,000	$—	$81,000
John A. Heil	$—	$60,000	$9,336	$—	$126,036
David A. Jones	$—	$135,000	$87,525	$—	$1,181,583
Randall J. Steward	$—	$63,750	$53,898	$241,279	$562,686
Kenneth V. Biller	$—	$67,500	$60,386	$1,305,121	$569,579
Remy E. Burel	$—	$—	$—	$—	$—

(1)	The Company offers the SERP to certain executives and a deferred compensation plan to all executives. The participants in the SERP are Mr. Hussey, Mr. Lumley, Mr. Heil, Mr. Jones, Mr. Steward and Mr. Biller. On October 1 of every year, an amount equal to 15% of a participant’s annual base salary is credited to the participant’s account. In addition, each participant’s account receives an annual interest credit of 8%. There are currently no participants in the deferred compensation plan. Each of Mr. Hussey, Mr. Biller, Mr. Genito and Mr. Steward had positive balances in the deferred compensation plan as of the beginning of Fiscal 2007, but the entire balance for each such executive was paid to such executive prior to the end of Fiscal 2007.

(2)	The SERP does not require employee contributions, and the deferred compensation plan has no executives actively deferring any compensation.
(3)	Represents the 15% of annual base salary credit each participant in the SERP receives on October 1 of each year.
(4)	Represents the 8% interest credit each participant in the SERP receives per year and the earnings received on participants deferred compensation balance.
(5)	Each of Mr. Hussey, Mr. Biller, Mr. Genito and Mr. Steward had positive balances in the deferred compensation plan as of the beginning of Fiscal 2007, but the entire balance for each such executive was paid to such executive prior to the end of Fiscal 2007.
(6)	Represents balance for the SERP only as of September 30, 2007.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Each named executive officer has received and currently holds stock options and/or restricted stock awards under the 1997 Rayovac Incentive Plan and the 2004 Rayovac Incentive Plan, including those made under the Company’s LTIP incentive program. As described above, Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder are also participants in the cash-based portion of the Company’s 2008 LTIP and Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Mr. Burel are participants in the 2008 MIP. Each of these incentive plans contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii)	individuals who constituted the Board of Directors at the effective time of either of the plans and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)	approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

In the event of a change in control:

(i)	all stock options and stock appreciation rights outstanding as of the date the change in control occurs will become fully vested and exercisable;

(ii)	the restrictions and other conditions applicable to any restricted stock or other stock-based awards, including vesting requirements, will lapse, and the awards will become free of all restrictions and fully vested;

(iii)	the value of all outstanding stock options, stock appreciation rights, restricted stock and other stock-based awards will, unless otherwise determined by the Compensation Committee at or after grant, will be cashed out on the basis of the change in control price (as described below) as of the date such change in control occurs or such other date as the Compensation Committee may determine prior to the change in control; and

(iv)	any incentive awards related to performance cycles prior to the performance cycle in which the change in control occurs that have been earned but not paid will become immediately payable in cash. In addition, each participant who has been awarded an incentive award will be deemed to have earned a pro rata incentive award.

For these purposes, the change in control price is the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Compensation Committee, except that, in the case of incentive stock options, unless the Compensation Committee otherwise provides, such price will be based only on transactions reported for the date on which the incentive stock options are cashed out.

Spectrum Brands, Inc. Supplemental Executive Retirement Plan

As discussed under the heading “Deferral and Post-Termination Rights” beginning on page 25, Mr. Hussey, Mr. Jones, Mr. Steward, Mr. Biller, Mr. Lumley and Mr. Heil are continuing participants in the Company’s SERP. A participant earns a fully vested and nonforfeitable interest in his or her SERP account after five years of service to the Company, becoming 20% vested in each year. However, upon a change of control as defined under the SERP, or the death or disability of such participant, a participant immediately becomes fully-vested. Among the named executive officers that are participants in the SERP, only Mr. Heil and Mr. Lumley are not fully vested. As a result, only Mr. Heil and Mr. Lumley would be affected by this change in control provision. As of September 30, 2007, Mr. Heil was 20% vested and Mr. Lumley was 0% vested. These vesting percentages increased to 40% and 20%, respectively, on October 1, 2007.

Participants in the SERP make irrevocable elections as to when they wish to begin receiving distributions under the SERP. Each of the following NEOs have elected to receive distributions under the SERP following any termination of their employment with the Company: Mr. Jones, Mr. Steward and Mr. Biller.

Executive-Specific Provisions

As discussed under the heading “Employment Agreements” beginning on page 15, (i) each of Mr. Hussey, Mr. Lumley, Mr. Heil and Ms. Yoder are parties to continuing employment agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship, (ii) the Company and Mr. Genito have entered into a severance agreement governing the rights and obligations of the parties in the event the employment relationship with Mr. Genito ends; and (iii) in connection with the end of the employment relationships with each of Mr. Jones, Mr. Steward, Mr. Biller and Mr. Burel, the Company and these named executive officers have entered into separation agreements governing the rights and obligations of the parties attending the end of their employment relationships. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control.

Kent J. Hussey

The Company and Mr. Hussey, who was appointed Chief Executive Officer of the Company on May 23, 2007, are parties to an amended and restated employment agreement dated as of April 1, 2005, which was amended on June 29, 2007 (as amended “Mr. Hussey’s employment agreement”). Mr. Hussey’s employment agreement contains the following provisions applicable upon the termination of Mr. Hussey’s employment with the Company or in the event of a change in control of the Company.

Employment relationship ends for any reason. Following the end of Mr. Hussey’s employment with the Company for any reason, Mr. Hussey is entitled to receive the following benefits: (i) the Company will reimburse Mr. Hussey for the reasonable expenses associated with Mr. Hussey’s tax preparation and financial planning services for a period of ten (10) years from the end of the his employment and (ii) for a period of ten (10) years from the end of his employment, the Company will arrange to provide Mr. Hussey and his spouse with continuing medical, dental and life insurance benefits substantially similar to those provided to Mr. Hussey and his spouse by the Company immediately prior to the end of the his employment with the Company, at no greater cost to Mr. Hussey than the cost to Mr. Hussey immediately prior to such date. The right to receive these benefits was triggered pursuant to Mr. Hussey’s employment agreement as then in effect upon his replacement as President and Chief Operating Officer of the Company, prior to the time he was named Chief Executive Officer.

Termination of Mr. Hussey for Cause or voluntarily by Mr. Hussey. In the event that Mr. Hussey’s employment with the Company is terminated for cause (as defined in Mr. Hussey’s employment agreement), or Mr. Hussey voluntarily terminates his employment (except pursuant to a constructive discharge, described below), then Mr. Hussey’s right to receive salary and benefits will cease as of the date of such termination, except that Mr. Hussey will be entitled to any of his rights and accrued benefits.

Termination of Mr. Hussey without Cause or as a result of Death or Disability. If Mr. Hussey’s employment with the Company ends as a result of a termination of his employment by the Company without cause, or as a result of Mr. Hussey’s death or disability, and Mr. Hussey executes a separation agreement with a release of claims agreeable to the Company, Mr. Hussey would be entitled to receive the payments and benefits set forth below.

•

The Company will pay to Mr. Hussey, as severance, an amount in cash equal to two times the sum of (i) Mr. Hussey’s base salary then in effect, and (ii) the annual bonus (if any) earned by Mr. Hussey pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the termination occurs (the “Hussey Cash Severance”). Additionally, the Company will pay to Mr. Hussey an amount equal to the pro rata portion of the annual bonus Mr. Hussey actually would have earned for the fiscal year in which termination occurs. These amounts are to be paid to Mr. Hussey in a lump sum payment.

•

For the greater of the 24-month period immediately following such termination or the period ending on September 30, 2008, the Company will arrange to provide insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time, including, without limitation, any SERP and/or medical expenses reimbursement plans, including the MERP, to Mr. Hussey and his dependents on a basis substantially similar to those provided to the Executive and his dependents by the Company immediately prior to the date of termination, at no greater cost to the Executive than the cost to the Executive immediately prior to such date. These benefits cease immediately upon the discovery by the Company of Mr. Hussey’s breach of the agreements not to compete, not to solicit customers or employees and to maintain the confidentiality of secret processes and confidential information provisions included in Mr. Hussey’s employment agreement, which extend, for a period of two years after his termination. In addition, these benefits will be reduced to the extent benefits of the same type are received by or made available to Mr. Hussey during the 24-month period following the termination of Mr. Hussey’s employment; provided, however, that the Company will reimburse Mr. Hussey for the excess, if any, of the cost of such benefits to Mr. Hussey over such cost immediately prior to the date of termination.

•	Any outstanding awards made pursuant to the Company’s Long Term Incentive Plan will become vested immediately.

Constructive Termination. Mr. Hussey’s employment agreement permits Mr. Hussey, under certain circumstances, to terminate his employment relationship upon the occurrence of a constructive termination (as defined below). The election by Mr. Hussey to terminate his employment as a result of the occurrence of an event of constructive termination is, for the purposes of Mr. Hussey’s employment agreement, as well as any stock option agreements or restricted stock award agreements between the Company and Mr. Hussey, treated as a termination by the Company without cause. As such, it would entitle Mr. Hussey, contingent upon his execution of a separation agreement with a release of claims agreeable to the Company, to receive those benefits described above under “Termination of Mr. Hussey without Cause or as a result of Death or Disability”. Constructive termination under Mr. Hussey’s employment agreement is defined as the occurrence of any of the following events without Mr. Hussey’s consent:

(i)	any reduction in Mr. Hussey’s annual base salary;

(ii)	the required relocation of Mr. Hussey’s place of principal employment to an office more than 50 miles from his current office, or the requirement by the Company that Mr. Hussey be based at an office other than the Company’s current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Hussey’s responsibilities, authorities, powers, functions or duties; or

(iv)	a breach by the Company of any of its other material obligations under Mr. Hussey’s employment agreement, if not cured within 30 days after written notice of such breach.

Change in Control. Under Mr. Hussey’s employment agreement, Mr. Hussey may elect to terminate his employment within 60 days following a change in control (as generally defined under the incentive plans), and, if Mr. Hussey executes a separation agreement with a release of claims agreeable to the Company, then such termination by Mr. Hussey will be treated as a termination by the Company without cause, and Mr. Hussey would be entitled to the benefits described above under “Termination of Mr. Hussey without Cause or as a result of Death or Disability”, except that instead of the Hussey Cash Severance, the Company will pay to Mr. Hussey as cash severance an amount in cash equal to double the sum of (i) Mr. Hussey’s base salary then in effect and (ii) the annual bonus (if any) earned pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, which will be the full amount of such bonus even if Mr. Hussey terminates his employment before the end of such fiscal year. The Company may require that Mr. Hussey remain employed by the Company for up to a maximum of 3 months following the change in control.

Anthony L. Genito

Mr. Genito and the Company have not entered into an employment agreement. However, Mr. Genito and the Company have entered into a severance agreement dated October 1, 2005 that, together with the Company’s policies and procedures, govern Mr. Genito’s rights in connection with the termination or other end of his employment. Pursuant to Mr. Genito’s severance agreement, if his employment is terminated (i) by the Company without cause (as defined in the severance agreement) or (ii) by reason of death or disability, and Mr. Genito executes a separation agreement with a release of claims agreeable to the Company, then the Company will pay Mr. Genito the amounts, and provide Mr. Genito the benefits, described below:

•

The Company will pay to Mr. Genito an amount in cash equal to the sum of (i) two times his base salary in effect at the time of such termination, to be paid in equal semi-monthly installments over the two-year period beginning on the date of the termination of Mr. Genito’s employment and (ii) two times the annual bonus to which Mr. Genito is entitled with respect to the fiscal year in which the termination occurs under any annual bonus or incentive plan maintained by the Company in an amount determined as if the Company had achieved 100% of the applicable performance goals set by the Board of Directors for such fiscal year, one-half of which will be paid to Mr. Genito on or before the December 31st following the end of such fiscal year and the remaining one-half of which will be paid on or before the following December 31st.

•

For the 24-month period immediately following such termination, the Company will arrange to provide Mr. Genito and his dependents with insurance benefits substantially similar to those provided to Mr. Genito and his dependents by the Company immediately prior to the date of termination, at no greater cost to Mr. Genito than the cost to Mr. Genito immediately prior to such date. These benefits will cease immediately upon the discovery by the Company of Mr. Genito’s breach of the covenants not to compete, not to solicit customers or employees and to maintain the confidentiality of the Company’s secret processes, confidential information and trade secrets contained in his severance agreement that extend for a period of two years following his termination. In addition, the benefits will be reduced to the extent benefits of the same type are received by or made available to Mr. Genito from another source during the period, provided that the Company will reimburse Mr. Genito for any amount by which the cost of those benefits exceed the cost of such benefits to Mr. Genito immediately prior to the date of termination.

Retention/Change in Control. Mr. Genito is a participant in a Company retention program put in place for certain members of management. No other named executive officers are participants in this retention program. Pursuant to this retention plan, in the event of a change in control (as defined in the incentive plans) prior to September 30, 2008, Mr. Genito would be entitled to receive the following payments and benefits set forth below:

•

A cash payment in an amount equal to the pro-rata share of Mr. Genito’s target MIP award amount, based on the number of whole months completed in the then-current fiscal year prior to the date of such change in control.

•	A cash payment equal to 100% of Mr. Genito’s target 2008 LTIP award, to be paid in two equal installments in November 2008 and November 2009.

•

An amount in cash equal to 33 1/3% of Mr. Genito’s annual base salary plus target MIP award, assuming that Mr. Genito continues his employment with the surviving corporation through December 31, 2008. Should Mr. Genito be terminated without cause prior to such date by the surviving corporation, he would receive this amount at the time of such termination.

David R. Lumley, John A. Heil and Amy J. Yoder

Each of Mr. Lumley and Mr. Heil is party to an amended and restated employment agreement between such executive and the Company each dated as of January 16, 2007. Ms. Yoder and the Company are parties to an employment agreement dated as of March 27, 2007. The employment agreements for Mr. Lumley, Mr. Heil and Ms. Yoder contain substantially similar provisions with respect to amounts and benefits payable on a termination of employment and/or in the event of a change in control.

Termination for Cause or voluntary termination by the executive (other than for good reason). In the event that the Mr. Lumley, Mr. Heil or Ms. Yoder is terminated for cause (as defined in the applicable employment agreement) or terminates his or her employment voluntarily, other than for good reason (as defined below), the executive’s salary and other benefits provided under his or her employment agreement cease at the time of such termination and such executive is entitled to no further compensation under his or her employment agreement. Notwithstanding this, the executive would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to the executive accrued pay and benefits.

Termination without cause or for death or disability. If the employment of Mr. Lumley, Mr. Heil or Ms. Yoder with the Company is terminated by the Company without cause or due to the executive’s death or disability, the terminated executive is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay the executive two times the sum of (i) the executive’s base salary in effect immediately prior to the executive’s termination and (ii) the annual bonus (if any) earned by the executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the executive was terminated ratably over the 24-month period immediately following the executive’s termination (the “LHY cash severance”);

•	pay the executive the pro rata portion of the target annual bonus for the fiscal year in which the termination occurs promptly following the executive’s termination; and

•

for the greater of (i) the 24-month period immediately following such termination or (ii) the time remaining until September 30, 2010, arrange to provide the executive and his dependents with the insurance and other benefits generally made available from time to time by the Company to its executive officers who report to the Chief Executive Officer, on a basis substantially similar to those provided to the executive and his or her dependents by the Company immediately prior to the date of termination at no greater cost to the executive or the Company than the cost to the executive and the Company immediately prior to such date. These benefits will cease immediately upon the discovery by the Company of the executive’s breach of the agreement not to compete and secret processes and confidentiality provisions included in his or her employment agreement. Each of the executive’s employment agreements includes non-competition and non-solicitation that extend for one year following the executive’s termination and confidentiality provisions that extend for two years following the executive’s termination.

Termination in the event that Mr. Heil, Mr. Lumley or Ms. Yoder elects to invoke his or her right to terminate his or her employment for good reason. The employment agreements for Mr. Lumley, Mr. Heil and Ms. Yoder permit each executive, under certain circumstances, to terminate his or her employment relationship upon the occurrence of an event of good reason. Except as modified by the next paragraph, the election by such executive to terminate his or her employment as a result of the occurrence of an event of good reason is, for the purposes of such executive’s employment agreement as well as any stock option agreements or restricted stock award agreements with the Company, treated as a termination by the Company without cause. As such, it would entitle the executive, contingent upon such executive’s execution of a separation agreement with a release of claims agreeable to the Company, to receive the pay and benefits described above under “Termination without cause or for death or disability”. For Mr. Lumley, Mr. Heil and Ms. Yoder, good reason is defined as the occurrence of any of the following events without such executive’s consent:

(i)	any reduction in the applicable executive’s annual base salary or MIP target level;

(ii)	other than for Ms. Yoder, the required relocation of such executive’s place of principal employment to an office more than 75 miles, in the case of Mr. Lumley, or 40 miles, in the case of Mr. Heil, from that executive’s current office, or the requirement by the Company that the executive be based at an office other than the such executive’s current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of the executive’s responsibilities, authorities, powers, functions or duties, provided that, in the case of Ms. Yoder, a reduction in the size or scope of the Home and Garden Business due to divestitures or transfers of assets to third parties does not constitute such a substantial diminution; or

(iv)	a breach by the Company of any of its other material obligations under the executive’s employment agreement, if not cured within thirty (30) days after written notice of such breach;

(v)	other than for Mr. Lumley, the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform such executive’s employment agreement; or

(vi)	As more fully described below, for Mr. Lumley, Mr. Heil or Ms. Yoder, respectively, the sale of Global Batteries and Personal Care, Global Pet Supplies, or the Home and Garden Business, respectively, such executive currently leads.

As described above, one event of “good reason” for Mr. Lumley, Mr. Heil and Ms. Yoder, respectively, is deemed to occur upon the sale of Global Batteries and Personal Care, Global Pet Supplies, or the Home and Garden Business, respectively. However, the right of the affected executive to terminate his or her employment as a result of such a sale is contingent upon the executive electing to exercise that right during the 60 day period preceding the one year anniversary of the closing of the sale or the applicable business segment with the termination of employment to be effective on the one year anniversary date of such closing and that as a further condition executive will have remained employed by the acquirer of the business segment during the full one year period following such closing date. During such one-year period, the executive would be guaranteed an annual bonus of 100% of his or her target bonus amount. Unless the executive is terminated at the time of such sale, the Company is obligated to deposit in escrow on the closing date of the sale an amount equal to double the sum of (i) such executive’s annual base salary and (ii) the target MIP award amount such executive would be eligible to receive if the Company met 100% of the applicable performance goals established by the Board of Directors or, if higher, the amount of the MIP award made to such executive for the fiscal year ending immediately prior to the closing of such sale. If such executive’s employment is terminated without cause or by reason of death or disability following the closing date of the sale but before the first anniversary of the closing date of the sale or upon the executive’s proper election to terminate his or her employment for good reason, then the escrow agent will pay out the escrowed amount to the executive over 24 months in lieu of the LHY Cash Severance. The executive would then also be entitled to receive those benefits described above under “Termination of Mr. Lumley, Mr. Heil, or Ms. Yoder, respectively, without cause, for death or disability” other than the LHY Cash Severance.

David A. Jones

Mr. Jones was the Chairman and Chief Executive Officer of the Company until May 23, 2007. On May 23, 2007, Mr. Jones resigned as Chief Executive Officer. From May 23, 2007 until August 17, 2007, Mr. Jones served as the non-executive Chairman of the Company. Mr. Jones resigned as Chairman and from his position as a director of the Company on August 17, 2007. In connection with his resignation as Chief Executive Officer, the Company and Mr. Jones entered into a separation agreement and release dated as of May 25, 2007.

Pursuant to Mr. Jones’ separation agreement, he received or is entitled to receive the following cash amounts:

•

$2,118,750, of which $468,500 was paid on December 1, 2007, and the remainder is being paid in monthly installments of $75,000, which began on December 30, 2007 and have continued and will continue on the 30th day of each succeeding month (and the last day of each February) until and including September 30, 2009;

•	$37,000, of which $18,500 was paid on December 1, 2007 and $18,500 will be paid on September 30, 2008; and

•

$1,722,375, which was paid on November 9, 2007 and represented the MIP award Mr. Jones would have received under his prior employment agreement for Fiscal 2007, based on the actual performance of the Company for Fiscal 2007, had Mr. Jones’ employment not been terminated before the date on which such payment was made.

In addition, Mr. Jones received or is receiving the non-cash benefits set forth below:

•

For the 24-month period that began on May 24, 2007, Mr. Jones has been permitted and will continue to be permitted to participate in the following plans at the same levels as those provided to Mr. Jones and his dependents immediately prior to his termination, with the cost of each such benefit to be borne by Mr. Jones and the Company in the same proportions as immediately prior to his termination: (i) medical and dental insurance; (ii) life insurance; (iii) supplemental executive life insurance; (iv) long-term disability insurance; and (v) supplemental long-term disability insurance. In addition, through May 22, 2009, Mr. Jones will be provided with the benefits currently provided under the Company’s MERP.

•

During the period beginning June 1, 2009 and ending on the last day of the month in which Mr. Jones attains age 65, Mr. Jones will be entitled to participate in the above mentioned benefit plans maintained by the Company (other than the Company’s MERP) to the extent that Mr. Jones pays the full cost of coverage under the plan or plans, except that Mr. Jones may continue coverage under the life insurance plans beyond age 65 for so long as he pays the applicable premiums and the underlying insurance contracts allow.

•

Mr. Jones will continue to receive the value of the benefits provided under the Company’s SERP, throughout the period ending on May 22, 2009. As a result, the balance credited to Mr. Jones’s account under the SERP on January 1, 2008, $1,392,919.97, was paid to Mr. Jones on that date, and the annual credit of $135,000 that would otherwise have been credited to Mr. Jones’s account under the SERP on October 1, 2008 will be paid directly to Mr. Jones on that date.

•	All restrictions on any shares of restricted stock awarded to Mr. Jones lapsed on May 23, 2007.

•

Any unvested stock options issued to Mr. Jones outstanding as of May 23, 2007 were forfeited to the Company on May 23, 2007. All vested stock options issued to Mr. Jones remain exercisable by Jones until May 22, 2008 in accordance with the terms of the agreements evidencing those awards.

•	The Company agreed to permit Mr. Jones to purchase his company-provided car for its residual value on May 25, 2007 per the applicable lease contract.

•	Financial planning and tax preparation assistance through May 22, 2009.

•	Through May 22, 2009, the same cell phone and blackberry service as he had prior to his termination.

•	The personal computer equipment owned by the Company located in Mr. Jones’ Atlanta, Georgia and Naples, Florida residences.

Mr. Jones’ separation agreement includes a covenant not to sue and incorporates the covenant not to compete, which extends for a period of one year following his termination, and the covenant to maintain the confidentiality of secret processes and confidential information, which generally extends for a period of three years following his termination, included in his employment agreement. Were Mr. Jones to violate any of these provisions, the Company may, in addition to any other remedies it may have, (i) suspend the ongoing provision to Mr. Jones of all of the cash payments discussed above (other than the payment of balances credited to Mr. Jones’ SERP account prior to such suspension), provided that all such payments will instead be placed in escrow pending a final resolution of any damages with respect to any claimed violation and (ii) seek to recover damages.

Randall J. Steward

Mr. Steward was the Executive Vice President and Chief Financial Officer of the Company until he relinquished those duties on June 8, 2007. However, Mr. Steward remained an employee of the Company until July 31, 2007. In connection with his departure, the Company and Mr. Steward entered into a separation agreement and release dated as of August 1, 2007.

In connection with Mr. Steward’s separation agreement he received or is entitled to receive the following cash amounts:

•

$850,000, in 24 monthly installments of $35,416.67 which began on August 30, 2007 and have continued and will continue thereafter on the 15th day of each succeeding month until and including July 15, 2009; and

•

$488,006, on November 8, 2007, representing the 2007 MIP award Mr. Steward would have received under his prior employment agreement for Fiscal 2007, based on the actual performance of the Company for Fiscal 2007, had Mr. Steward’s employment not been terminated before the date on which such bonus payment was made.

In addition, Mr. Steward received or is receiving the non-cash benefits set forth below:

•

For the 24-month period which began on August 1, 2007, Mr. Steward has been and will be permitted to continue participating in the following plans at the same levels as those provided to Mr. Steward and his dependents by the Company prior to his termination, with the cost of each such benefit for any plan year to be borne by Mr. Steward and the Company in the same proportions as they are borne by then-current Executive Committee members and the Company for such plan year: (i) medical and dental insurance; (ii) life insurance; (iii) supplemental executive life insurance; (iv) long-term disability insurance; and (v) supplemental long-term disability insurance.

•

During the period beginning August 1, 2009 and ending on the last day of the month in which Mr. Steward attains age 65, Mr. Steward will be entitled to participate in the plans mentioned above maintained by the Company to the extent that Mr. Steward pays the full cost of coverage under the plan or plans, except that Mr. Steward may continue coverage under the life insurance plans beyond age 65 for so long as he pays the applicable premiums and the underlying insurance contracts allow continued coverage.

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Mr. Steward will continue to receive the value of the benefits provided under the Company’s SERP until July 31, 2009. Mr. Steward elected prior to his termination to receive payout of his SERP balance on the next January 1 after his termination date. As a result, the balance credited to Mr. Steward’s account under the SERP on January 1, 2008, $638,964.63, was paid to Mr. Steward on that date, and the annual credit of $63,750 that would otherwise have been credited to Mr. Steward’s account under the SERP on October 1, 2008 will be paid directly to Mr. Steward on that date.

•

Any restrictions still in effect with respect to any outstanding shares of restricted stock previously awarded to Mr. Steward will lapse in accordance with the provisions of the restricted stock award agreements evidencing the awards of such restricted stock. Notwithstanding the foregoing: (i) solely for the purpose of the restricted stock award agreement dated February 1, 2006, Mr. Steward was treated as remaining actively employed by the Company until December 31, 2007; and (ii) the restrictions on the 25,000 shares awarded to Mr. Steward pursuant to a restricted stock award agreement dated April 1, 2005 with respect to the award of 25,000 shares will lapse on October 1, 2008. The 28,850 restricted shares awarded to Mr. Steward under the Company’s Superior Achievement Program pursuant to a restricted stock award agreement also dated April 1, 2005 were forfeited as of July 31, 2007.

•

Any outstanding stock options issued to Mr. Steward that were unvested as of July 31, 2007 were forfeited to the Company on that date. All vested stock options will remain exercisable by Mr. Steward until July 31, 2008 in accordance with the terms of the stock option award agreements.

•	Use of his company-provided car through July 31, 2008, at which time Mr. Steward will be entitled to purchase the car for its book value on that date.

•	Financial planning and tax preparation assistance through July 31, 2009.

•	Outplacement services through February 1, 2008, up to a maximum cost to the Company of $12,000.

•	Reimbursement for his legal fees in connection with the negotiation and preparation of his separation agreement.

Mr. Steward’s separation agreement includes a covenant not to sue and incorporates the covenant not to compete, which extends for a period of one year following his termination, and the covenant to maintain the confidentiality of secret processes and confidential information, which extends generally for a period of two years following his termination, included in this employment agreement. Were Mr. Steward to violate any of these provisions, the Company would be permitted to discontinue or seek to recover all of the payments, benefits and other rights provided in exchange for acceptance of Mr. Steward’s separation agreement.

Kenneth V. Biller

Mr. Biller was the President, Global Operations of the Company through September 30, 2007, at which time he retired from the Company. In connection with his departure, the Company and Mr. Biller entered into a separation agreement and release dated as of July 20, 2007, which was amended on July 24, 2007 (as amended, “Mr. Biller’s separation agreement”).

In connection with Mr. Biller’s separation agreement, he received or is entitled to receive the following cash amounts:

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$900,000, of which 225,000 will be paid on April 1, 2008 and the remainder of which will be paid in installments of $37,500 beginning on April 30, 2008 and continuing on the 30th day of each succeeding month (and the last day of each February) until and including September 30, 2009, $37,500;

•

$516,712, representing the 2007 MIP award amount Mr. Biller would have received under his prior employment agreement for Fiscal 2007, based on the actual performance of the Company for Fiscal 2007, had Mr. Biller’s employment not been terminated before the date on which such bonus payment was made; and

•

$1,033,424, of which $258,356 will be paid on April 1, 2008 and the remainder of which will be paid in installments of $43,059 beginning on April 30, 2008 and continuing on the 30th day of each succeeding month (and the last day of each remaining February) until and including September 30, 2009.

In addition, Mr. Biller received or is receiving the non-cash benefits set forth below:

•

For the 24-month period which began on October 1, 2007, Mr. Biller has been permitted and will continue to be permitted to participate in the following plans at the same levels as those provided to Mr. Biller and his dependents by the Company prior to, with the cost of each such benefit to be borne by then-current Executive Committee members and the Company for such plan year: (i) medical and dental insurance; (ii) life insurance; (iii) supplemental executive life insurance; (iv) long-term disability insurance; and (v) supplemental long-term disability insurance.

•

During the period beginning October 1, 2009 and ending on the last day of the month in which Mr. Biller attains age 65, Mr. Biller will be entitled to participate in the aforementioned plans maintained by the Company to the extent that Mr. Biller pays 100% of the COBRA cost of coverage under the plan or plans, except that Mr. Biller may continue coverage under the life insurance plans beyond age 65 for so long as he pays the applicable premiums and the underlying insurance contracts allow.

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Mr. Biller will continue to receive the value of the benefits provided under the Company’s SERP until September 30, 2009. Mr. Biller elected prior to his termination to receive payout of his SERP balance on the next January 1 after his termination date. The balance credited to Mr. Biller’s account under the SERP on January 1, 2008, $649,820.12, will be paid to Mr. Biller on April 1, 2008, and the annual credit of $67,500 that would otherwise have been credited to Mr. Biller’s account under the SERP on October 1, 2008 will be paid directly to Mr. Biller on that date.

•

Any restrictions still in effect with respect to any outstanding shares of restricted stock previously awarded to Mr. Biller will lapse in accordance with the provisions of the restricted stock award agreements evidencing the awards of such restricted stock, provided, however, that solely for the purpose of the restricted stock award agreement dated February 1, 2006 and the restricted stock award agreement dated April 1, 2005 for 25,000 shares, Mr. Biller was treated as remaining actively employed by the Company until December 31, 2007.

•

Any outstanding stock options issued to Mr. Biller that were unvested as of September 30, 2007 were forfeited to the Company on that date. All vested stock options will remain exercisable by Mr. Biller until September 30, 2008 in accordance with the terms of the agreements evidencing the awards of the stock options.

•

Mr. Biller’s participation in the Company’s leased car program will continue through the current lease term ending on March 23, 2009 at which time Mr. Biller will be entitled to purchase that company-provided car for $100.

•	Financial planning and tax preparation assistance through September 30, 2009.

•	Reimbursement for legal fees in connection with the negotiation and preparation of his separation agreement.

•	The personal computer equipment owned by the Company previously provided to Mr. Biller to enable Mr. Biller to perform his employment duties from outside the office.

Mr. Biller’s separation agreement includes a covenant not to sue and incorporates the covenant not to compete, which extends for a period of one year following his termination, and the covenant to maintain the confidentiality of secret processes and confidential information, which extends generally for a period of two years following his termination, included in his employment agreement. Were Mr. Biller to violate any of these provisions, the Company may discontinue or seek to recover all of the payments, benefits and other rights provided in exchange for acceptance of Mr. Biller’s separation agreement.

Remy E. Burel

Mr. Burel was the President—Europe/ROW Batteries and Personal Care—of the Company until June 25, 2007 at which time he relinquished those duties. However, Mr. Burel remained an employee of the Company until January 31, 2008, although he did not have any duties as such and was free to use his remaining employment time as he chose. In connection with his termination and departure, the Company and Mr. Burel entered into a separation agreement dated as of August 6, 2007.

In connection with Mr. Burel’s separation agreement he received or is entitled to receive the following cash amounts:

•	$44,375 per month through January 31, 2008, as salary arising out of his continued employment until that date.

•	On November 30, 2007, the Company paid Mr. Burel an award under the 2007 MIP in the amount of $365,189.

•

Mr. Burel will be entitled to a bonus for Fiscal 2008 in an amount equal to one-third of the actual bonus amount Mr. Burel earned based on the performance of the Company for Fiscal 2008 as determined by the Board of Directors, at the time such payments are made to the Company’s continuing employees, but no later than December 31, 2008.

•	$3,798,693, subject to all deductions required under German law, to be paid out in 12 equal installments, the first such installment of which was paid on February 29, 2008.

•	$31,240, paid to Mr. Burel in a lump sum in lieu of certain contractually mandated social security contributions, on January 31, 2008.

In addition, Mr. Burel received or is receiving the non-cash benefits set forth below:

•

Through January 31, 2008, the Company provided Mr. Burel, as an active employee, and his dependents insurance benefits substantially similar to those provided to Mr. Burel and his dependents immediately prior to the date of termination.

•

For the 24 month period which began January 31, 2008, the Company is providing and will continue to provide Mr. Burel and his dependents insurance benefits substantially similar to those provided to Mr. Burel and his dependents immediately prior to the date of termination, at no greater cost to Mr. Burel than the cost to Mr. Burel immediately prior to January 31, 2008.

•

All unvested restricted stock will be forfeited on January 31, 2008, with the exception of the restricted shares granted to Mr. Burel on October 2, 2006, which will continue to vest in accordance with the provisions of Mr. Burel’s restricted stock award agreement.

•	All unvested stock options were cancelled on January 31, 2008, and all vested options will be exercisable for a period of one year from January 31, 2008.

•	Mr. Burel had use of his Company-provided car through January 31, 2008.

In addition, Mr. Burel remains subject to the covenants in his employment agreement with respect to confidentiality, which lasts indefinitely following his termination and post-contractual non-competition obligations and non-solicitation obligations which extend for a period of one year following his termination. Mr. Burel’s severance benefits would cease immediately upon the discovery by the Company that he has breached any of these covenants.

Table of Amounts payable upon Termination or Change in Control

The following tables set forth the amounts (i) that would have been payable at September 30, 2007 to each of Mr. Hussey, Mr. Genito, Mr. Lumley, Mr. Heil and Ms. Yoder under the various scenarios for termination of employment or a change-in-control of the Company had such scenarios occurred on September 30, 2007 and (ii) the actual amounts payable to Mr. Jones, Mr. Steward, Mr. Biller and Mr. Burel as a result of the termination of their employment relationships with the Company.

Kent J. Hussey

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement		Good Reason		Without Cause		Death		Disability		Change In Control (CIC & Exec Term)
Cash Severance(1)	$—		$1,500,000		$1,500,000		$1,500,000		$1,500,000		$3,796,500
Equity
Time-Lapse Restricted Stock(2)	$—		$206,700		$206,700		$206,700		$206,700		$206,700
Performance-accelerated Restricted Stock	$—		$—		$—		$—		$—		$—
Performance Shares(3)	$—		$935,140		$935,140		$935,140		$935,140		$935,140
Stock Options(4)
—Vested Options not Exercised	$—		$—		$—		$—		$—		$—
—Unvested Options not Exercised	$—		$—		$—		$—		$—		$—
Total	$—		$1,141,840		$1,141,840		$1,141,840		$1,141,840		$1,141,840
Retirement Benefits
NQ Defined Contribution Benefit (SERP)(5)	$742,699	(5a)	$960,607	(5a)	$960,607	(5a)	$967,762	(5b)	$960,607	(5c)	$960,607	(5c)
Other Benefits
Health and Welfare(6)	$400,000		$400,000		$400,000		$400,000		$400,000		$400,000
Financial Planning(7)	$250,000		$250,000		$250,000		$250,000		$250,000		$250,000
Total	$650,000		$650,000		$650,000		$650,000		$650,000		$650,000
Tax Gross-Up(8)	$—		$—		$—		$—		$—		$—
Total	$1,392,699		$4,252,447		$4,252,447		$4,259,602		$4,252,447		$6,548,947

(1)	Upon termination for good reason, death, disability or without cause, Mr. Hussey is entitled to a lump sum cash severance payment in the amount of two times the sum of his current base salary and actual 2006 fiscal year bonus (No 2006 fiscal year bonus was earned or paid to Mr. Hussey). In the event of a change in control, Mr. Hussey is eligible for the same severance benefit previously described except that actual 2006 fiscal year bonus is replaced with actual 2007 fiscal year bonus as was reported in the summary compensation table.
(2)	Amounts reflect time-based restricted stock where restrictions lapse and become fully vested upon termination for good reason, termination without cause, disability, death or change in control.
(3)	Reflects 161,231 performance share awards. Awards fully vest according to plan provisions upon termination for good reason, without cause, death, disability or change in control.
(4)	There are 12,750 unvested options that would immediately vest upon a change in control. All vested and unvested options are underwater as of the end of the fiscal year and therefore there is no associated value for these awards.
(5)	Mr. Hussey has previously elected to receive payout of his SERP balance on the next January 1 after his termination date. As a result of the application of Section 409A the value of the payment would be paid on April 1, 2008. Upon death, payment of account balance is made immediately with 2 additional contribution payments of $112,500 being made on 10/1/2007 & 10/1/2008.
(5a)	Amount represents the present value of the accounts payable at the benefit payment date. The discount value used to calculate the present value is 120% of the applicable Federal short-term rate of 5.79%.
(5b)	Upon death, the entire account balance is fully vested and paid. Additional contribution credits are made according to the terms of the executives employment agreements. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using discount rate assumptions previously stated.
(5c)	There is full vesting upon disability or change in control of the entire account balance. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using discount rate assumptions previously stated.
(6)	Regardless of reason for termination of employment, the benefit reflects 10 years of medical, dental and life insurance benefits substantially similar to those provided to the executive and his spouse immediately prior to the termination.
(7)	Amount reflects 10 years of tax preparation and financial planning services upon retirement.
(8)	The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover this tax.

Anthony L. Genito

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement	Without Cause		Death		Disability		Change In Control (CIC & Exec Term)
Cash Severance(1)	$—	$1,137,500		$1,137,500		$1,137,500		$1,137,500
Equity
Time-Lapse Restricted Stock(2)	$—	$123,373	(2a)	$123,373	(2a)	$123,373	(2a)	$183,380	(2b)
Performance-accelerated Restricted Stock(2)	$—	$13,183	(2c)	$13,183	(2c)	$13,183	(2c)	$36,505	(2d)
Performance Shares(3)	$—	$416,346		$416,346		$416,346		$416,346
Total	$—	$552,902		$552,902		$552,902		$636,231
Retirement Benefits
NQ Defined Contribution Benefit (SERP)(4)	$—	$—		$—		$—		$—
Other Benefits
Health and Welfare(5)	$—	$80,000		$80,000		$80,000		$80,000
Tax Gross-Up(6)	$—	$—		$—		$—		$—
Total	$—	$1,770,402		$1,770,402		$1,770,402		$1,853,731

(1)	Reflects severance payment of 2 times the sum of base salary and Fiscal 2007 target bonus assuming the Company had achieved 100% of the applicable performance goals, payable in two equal installments. The first half was paid on or before December 31, 2007, and the remaining half will be paid prior to the following December 31st. The severance agreement identifies payment upon termination without cause, death and disability as qualifying termination events. The agreement does not provide for enhanced benefits upon a change in control.
(2)	Amounts reflect restricted stock awards where restrictions lapse upon termination according to provisions under the award’s respective equity agreements.
(2a)	Reflects 21,271 shares of unvested restricted stock that will continue to vest upon termination without cause, death or disability.
(2b)	All unvested shares of restricted stock will immediately vest upon change in control.
(2c)	Reflects 2,273 shares of unvested performance-accelerated restricted stock that will continue to vest upon termination without cause, death or disability.
(2d)	All unvested shares of performance-accelerated restricted stock will immediately vest upon change in control.
(3)	Reflects 71,784 performance share awards. Awards continue to vest according to plan provisions upon termination without cause, death or disability. All restrictions lapse and the award becomes fully vested in the event of a change in control.
(4)	Mr. Genito does not participate in the nonqualified deferred compensation plan and therefore has no account balance.
(5)	Reflects 24-months of health and welfare benefit continuation for the executive and their dependents.
(6)	The executive would owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code but the Company does not provide any tax gross-up payment to cover this tax.

David R. Lumley

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement		Good Reason (1 yr Upon Sale of Legacy)		Good Reason (No Sale of Legacy)		Without Cause		Death		Disability		Change In Control(7) (1 yr Upon Sale of Legacy)		Change In Control(8) (No Sale of Legacy)
Cash Severance(1)	$—		$2,100,000		$1,050,000		$1,050,000		$1,050,000		$1,050,000		$2,100,000		$1,050,000
Equity
Time-Lapse Restricted Stock(2)	$—		$687,383	(2a)	$687,383	(2a)	$687,383	(2a)	$687,383	(2a)	$687,383	(2a)	$977,383	(2b)	$977,383	(2b)
Performance-accelerated Restricted Stock	$—		$—		$—		$—		$—		$—		$—		$—
Performance Shares(3)	$—		$699,334		$699,334		$699,334		$699,334		$699,334		$699,334		$699,334
Total	$—		$1,386,717		$1,386,717		$1,386,717		$1,386,717		$1,386,717		$1,676,717		$1,676,717
Retirement Benefits
NQ Defined Contribution Benefit (SERP)(4)	$19,677	(4a)	$281,544	(4a)	$281,544	(4a)	$281,544	(4a)	$293,910	(4b)	$351,930	(4c)	$351,930	(4c)	$351,930	(4c)
Other Benefits
Health and Welfare(5)	$—		$120,000		$120,000		$120,000		$120,000		$120,000		$120,000		$120,000
Tax Gross-Up(6)	$—		$—		$—		$—		$—		$—		$—		$—
Total	$19,677		$3,888,261		$2,838,261		$2,838,261		$2,850,627		$2,908,647		$4,248,647		$3,198,647

(1)	Reflects cash severance payment of 2 times the sum of the executive’s current base salary and the actual 2006 fiscal year bonus (except in the case of termination for good reason or change in control in relation to the sale of the Batteries and Global Battery Personal Care and provided that the executive continues employment for one year following such sale, the target bonus amount the executive would be eligible to receive if the Company met 100% of the applicable performance goals in the fiscal year of such sale (i.e. 2007)). Payments will be made in monthly installments over a period of 24 months.
(2)	Amounts reflect restricted stock awards where restrictions lapse upon termination according to provisions under the award’s respective equity agreements.
(2a)	Reflects 118,514 shares of unvested restricted stock that will continue to vest upon termination for good reason, without cause, death, or disability. An additional 50,000 unvested shares are forfeited upon termination in accordance with the equity award agreement.
(2b)	Reflects 168,514 shares of unvested restricted stock that will immediately vest upon change in control.
(3)	Reflects 120,575 performance share awards. Awards continue to vest according to plan provisions upon termination for good reason, without cause, death or disability. All restrictions lapse and the award becomes fully vested in the event of a change in control.
(4)	Mr. Lumley has not made an election as to when payment of his SERP balance will be made upon termination. Therefore, payments will be made at January 1 following the attainment of age 62 for all events except death. Upon death, payment of account balance is made immediately with 3 additional contribution payments of $75,000 being made on October 1, 2007, October 1, 2008 and October 1, 2009.
(4a)	Amount represents the present value of the accounts payable at the benefit payment date. The discount value used to calculate the present value is 120% of the applicable Federal mid-term rate of 5.76%.
(4b)	Upon death, the entire account balance is fully vested and paid. Additional contribution credits are made according to the terms of the executives employment agreements. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using 120% of the applicable Federal short-term rate of 5.79%.
(4c)	There is full vesting upon disability or change in control of the entire account balance. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using discount rate assumptions previously stated in 4a.
(5)	Reflects 36 months of insurance and other benefits continuation for the executive and their dependents.
(6)	The executive would owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover this tax.
(7)	This termination scenario assumes the executive separates from service one year following the sale of their business segment subsequent to a change in control.
(8)	This termination scenario assumes the executive separates from service immediately following a change in control. The sale of their business segment is irrelevant in the severance payment calculations under this scenario.

John A. Heil

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement		Good Reason (1 yr Upon Sale of Pet)		Good Reason (No Sale of Pet)		Without Cause		Death		Disability		Change In Control(7) (1 yr Upon Sale of Pet)		Change In Control(8) (No Sale of Pet)
Cash Severance(1)	$—		$1,800,000		$1,056,206		$1,056,206		$1,056,206		$1,056,206		$1,800,000		$1,056,206
Equity
Time-Lapse Restricted Stock(2)	$—		$607,903	(2a)	$607,903	(2a)	$607,903	(2a)	$607,903	(2a)	$607,903	(2a)	$918,041	(2b)	$918,041	(2b)
Performance-accelerated Restricted Stock(2)	$—		$—		$—		$—		$—		$—		$52,200	(2c)	$52,200	(2c)
Performance Shares(3)	$—		$595,243		$595,243		$595,243		$595,243		$595,243		$595,243		$595,243
Total	$—		$1,203,146		$1,203,146		$1,203,146		$1,203,146		$1,203,146		$1,565,484		$1,565,484
Retirement Benefits
NQ Defined Contribution Benefit (SERP)(4)	$58,721	(4a)	$365,625	(4a)	$365,625	(4a)	$365,625	(4a)	$317,655	(4b)	$365,625	(4c)	$365,625	(4c)	$365,625	(4c)
Other Benefits
Health and Welfare(5)	$—		$120,000		$120,000		$120,000		$120,000		$120,000		$120,000		$120,000
Tax Gross-Up(6)	$—		$—		$—		$—		$—		$—		$—		$—
Total	$58,721		$3,488,771		$2,744,977		$2,744,977		$2,697,007		$2,744,977		$3,851,109		$3,107,315

(1)	Reflects cash severance payment of 2 times the sum of the executive’s current base salary and the actual 2006 fiscal year bonus (except in the case of termination for good reason or change in control in relation to the sale of the Global Pet Supplies business and provided that the executive continues employment for one year following such sale, the target bonus amount the executive would be eligible to receive if the Company met 100% of the applicable performance goals in the fiscal year of such sale. Payments will be made in monthly installments over a period of 24 months)
(2)	Amounts reflect restricted stock awards where restrictions lapse upon termination according to provisions under the award’s respective equity agreements.
(2a)	Reflects 104,811 shares of unvested restricted stock that will continue to vest upon termination for good reason, without cause, death or disability. An additional 53,472 unvested shares are forfeited upon termination in accordance with their equity award agreements.
(2b)	Reflects 158,283 shares of unvested restricted stock that will immediately vest upon change in control.
(2c)	Reflects 9,000 shares of unvested performance-accelerated restricted stock that will immediately vest upon change in control.
(3)	Reflects 102,628 performance share awards. Awards continue to vest according to plan provisions upon termination for good reason, without cause, death or disability. All restrictions lapse and the award becomes fully vested in the event of a change in control.
(4)	Mr. Heil has not made an election as to when payment of his SERP balance will be made upon termination. Therefore payments will be made at January 1 following the attainment of age 62 for all events except death. Upon death, payment of account balance is made immediately with 3 additional contribution payments of $67,500 being made on October 1, 2007, October 1, 2008 and October 1, 2009.
(4a)	Amount represents the present value of the accounts payable at the benefit payment date. The discount value used to calculate the present value is 120% of the applicable Federal mid-term rate of 5.76% for Mr. Heil.
(4b)	Upon death, the entire account balance is fully vested and paid. Additional contribution credits are made according to the terms of the executives employment agreements. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using 120% of the applicable Federal short-term rate of 5.79%
(4c)	There is full vesting upon disability or change in control of the entire account balance. Amounts shown represent the present value of the account balances that would be paid at the benefit payment date using discount rate assumptions previously stated in 4a.
(5)	Reflects 36 months of insurance and other benefits continuation for the executive and their dependents.
(6)	The executive would owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover this tax.
(7)	This termination scenario assumes the executive separates from service one year following the sale of their business segment subsequent to a change in control.
(8)	This termination scenario assumes the executive separates from service immediately following a change in control. The sale of their business segment is irrelevant in the severance payment calculations under this scenario.

Amy J. Yoder

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement	Good Reason (1 yr Upon Sale of Home & Garden)	Good Reason (No Sale of Home & Garden)	Without Cause	Death	Disability	Change In Control(6) (1 yr Upon Sale of Home & Garden)	Change In Control(7) (No Sale of Home & Garden)
Cash Severance(1)	$—	$1,400,000	$800,000	$800,000	$800,000	$800,000	$1,400,000	$800,000
Equity
Time-Lapse Restricted Stock(2)	$—	$203,000	$203,000	$203,000	$203,000	$203,000	$203,000	$203,000
Performance-accelerated Restricted Stock	$—	$—	$—	$—	$—	$—	$—	$—
Performance Shares(3)	$—	$498,353	$498,353	$498,353	$498,353	$498,353	$498,353	$498,353
Total	$—	$701,353	$701,353	$701,353	$701,353	$701,353	$701,353	$701,353
Retirement Benefits
NQ Defined Contribution Benefit (SERP)(4)	$—	$—	$—	$—	$—	$—	$—	$—
Other Benefits
Health and Welfare(5)	$—	$120,000	$120,000	$120,000	$120,000	$120,000	$120,000	$120,000
Tax Gross-Up	$—	$—	$—	$—	$—	$—	$—	$—
Total	$—	$2,221,353	$1,621,353	$1,621,353	$1,621,353	$1,621,353	$2,221,353	$1,621,353

(1)	Reflects cash severance payment of 2 times the sum of the executive’s current base salary and the actual 2006 fiscal year bonus (except in the case of termination for good reason or change in control in relation to the sale of the Home and Garden Business and provided that the executive continues employment for one year following such sale, the target bonus amount the executive would be eligible to receive if the Company met 100% of the applicable performance goals in the fiscal year of such sale.) Payments will be made in monthly installments over a period of 24 months.
(2)	Reflects 35,000 restricted stock awards where restrictions lapse upon termination according to provisions under the award’s respective equity agreements. All awards immediately vest upon change in control.
(3)	Reflects 85,923 performance share awards. Awards continue to vest according to plan provisions upon termination for good reason, without cause, death or disability. All restrictions lapse and the award becomes fully vested in the event of a change in control.
(4)	Ms. Yoder does not participate in the nonqualified deferred compensation plan and therefore has no account balance.
(5)	Reflects 36 months of insurance and other benefits continuation for the executive and their dependents.
(6)	This termination scenario assumes the executive separates from service one year following the sale of their business segment subsequent to a change in control. The executive would owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover this tax.
(7)	This termination scenario assumes the executive separates from service immediately following a change in control. The sale of their business segment is irrelevant in the severance payment calculations under this scenario. The executive would not owe an excise tax payment if a change in control occurred at fiscal year end according to section 280G under the Internal Revenue Code. The Company does not provide any tax gross-up payment to cover this tax.

	David A. Jones		Randall J. Steward		Kenneth V. Biller		Remy E. Burel(28)
Term Date	May 23, 2007	(1)	July 31, 2007		September 30, 2007		January 31, 2008	(29)
Cash Severance
Salary	$2,155,750	(2)	$850,000	(10)	$900,000	(19)	$1,597,500	(30)
Bonus	N/A		N/A		$1,033,424	(20)	$1,095,566	(31)
2007 Bonus (Earned/Paid)	$1,722,375	(3)	$488,006	(11)	$516,712	(21)	$365,189	(32)
2008 Bonus	N/A		N/A		N/A		$106,500	(33)

Equity Awards
Unvested Restricted Stock	$5,651,681	(4)	$621,380	(12)	$502,152	(22)	$264,921	(34)
Unvested Stock Options (in-the-money)	$—	(5)	$—	(13)	$—	(23)	$—

Retirement Benefits
SERP Benefits	$1,477,915	(6)	$702,715	(14)	$717,320	(24)	N/A
Pension	N/A		N/A		$—		$264,917	(35)

Other Benefits
Welfare Benefits	$104,000	(7)	$82,000	(15)	$94,000	(25)	$31,240	(36)
Financial Planning/Tax Prep	$25,000	(8)	$50,000	(16)	$50,000	(26)	N/A
Outplacement	N/A		$12,000	(17)	N/A		N/A
Legal Fees	$27,600	(9)	$12,049	(18)	$4,644	(27)	N/A

Total	$11,164,321		$2,818,150		$3,818,252		$3,725,833

N/A = Not Applicable

David A. Jones

(1)	Mr. Jones ceased to be employed by Spectrum as of May 23, 2007, but continued as Chairman of the Board until August 17, 2007.
(2)	Reflects base salary continuation. Lump sum of $468,750 paid on December 1, 2007 and monthly installments of $75,000 paid from December 30, 2007, through September 30, 2009. Also includes additional salary in an amount equal to $37,000 paid in two installments: $18,500 paid on December 1, 2007 and $18,500 paid on September 30, 2008.
(3)	Reflects MIP bonus earned in Fiscal 2007 and paid in 2007.
(4)	Reflects the total market value of all unvested restricted stock that was accelerated at date of termination. Spectrum will, however, retain the number of shares needed to cover all associated taxes as a result of the acceleration. The total withholding amount needed equals $1,930,037.
(5)	Any unvested stock options were forfeited on the date of termination. All vested stock options will remain exercisable until May 22, 2008 in accordance with the terms of the agreements.
(6)	Mr. Jones will continue to receive the value of the benefits provided under the SERP throughout the period ending May 22, 2009. As a result, the balance credited to Mr. Jones’s account under the SERP on January 1, 2008, $1,342,914.97 was paid on January 1, 2008, and the annual credit of $135,000 payable on October 1, 2008 will be paid to Mr. Jones on that date.
(7)	Reflects health and welfare benefit continuation over a 24 month period. Benefit plans include: medical and dental insurance, life insurance, supplemental executive life insurance, long-term disability insurance, supplemental long-term disability insurance and benefits currently provided under Spectrum’s Medical Executive Reimbursement Plan (or equivalent benefits).
(8)	Spectrum will provide financial planning and tax preparation assistance through May 22, 2009. Reflects approximate value of this benefit.
(9)	Reflects reimbursement of legal fees in connection with the negotiation and preparation of the executive’s separation agreement.

Randall J. Steward

(10)	Reflects base salary continuation payable in equal monthly installments of $35,416.67, which began on August 15, 2007 and continue through July 15, 2009.
(11)	Reflects MIP bonus earned in Fiscal 2007 and paid in 2007.
(12)	Reflects the fair market value of all granted but unvested restricted stock and performance shares as of September 30, 2007. These awards will vest in accordance with the terms of each award agreement.
(13)	Any unvested stock options were forfeited on the date of termination. All vested stock options will remain exercisable until July 31, 2008 in accordance with the terms of the agreements.
(14)	Mr. Steward will continue to receive the value of the benefits provided under the SERP throughout the period ending July 31, 2009. As a result, the balance credited to Steward’s account under the SERP on January 1, 2008, $638,964.63 was paid on February 1, 2008 due to the application of Section 409A under the Internal Revenue Code. The annual credit of $63,750 payable on October 1, 2008 will be paid to Mr. Steward on that date.
(15)	Reflects health and welfare benefit continuation over a 24 month period. Benefit plans include: medical and dental insurance, life insurance, supplemental executive life insurance, long-term disability insurance and supplemental long-term disability insurance.
(16)	Reflects approximate cost of tax preparation and financial planning services that will be provided for a period of 24 months after termination.
(17)	Outplacement services will be provided for a period of six months and payment will be made by Spectrum up to the amount reflected above.
(18)	Reflects reimbursement of legal fees in connection with the negotiation and preparation of the executive’s separation agreement.

Kenneth V. Biller

(19)	Reflects 2 times base salary continuation. Lump sum of $225,000 paid on April 1, 2008 and monthly installments of $37,500 paid from April 30, 2008, through September 30, 2009.
(20)	Reflects 2 times the annual bonus earned in Fiscal 2007, payable in 24 monthly installments according to the following schedule: 1/4 of the bonus paid on April 1, 2008, and equal monthly installments paid from April 30, 2008, through September 30, 2009.
(21)	Reflects MIP bonus earned in Fiscal 2007 and paid in 2007.
(22)	Reflects the fair market value of all granted but unvested restricted stock and performance shares as of September 30, 2007. These awards will vest in accordance with the terms of each award agreement.
(23)	Any unvested stock options were forfeited on the date of termination. All vested stock options will remain exercisable until September 30, 2008 in accordance with the terms of the agreements.
(24)	Mr. Biller will continue to receive the value of the benefits provided under the SERP throughout the period ending September 30, 2009. As a result, the balance credited to Biller’s account under the SERP on January 1, 2008, $649,820.12 will be paid on April 1, 2008 due to the application of Section 409A under the Internal Revenue Code. The annual credit of $67,500 payable on October 1, 2008 will be paid to Mr. Biller on that date.
(25)	Reflects health and welfare benefit continuation over a 24 month period. Benefit plans include: medical and dental insurance, life insurance, supplemental executive life insurance, long-term disability insurance and supplemental long-term disability insurance.
(26)	Reflects approximate cost of tax preparation and financial planning services that will be provided for a period of 24 months after termination.

(27)	Reflects reimbursement of legal fees in connection with the negotiation and preparation of the executive’s separation agreement.

Remy E. Burel

(28)	Euro to U.S. dollar conversion ratio of (€1:$1.42) was used to value Burel’s severance payments. All amounts have been reported in U.S. dollars.
(29)	Remy E. Burel’s last day of employment with the Company was January 31, 2008 pursuant to his separation agreement.
(30)	Reflects 3 times current base salary continuation payable in 12 equal monthly installments, with payments beginning in the month following the termination date. Severance is subject to the deduction of sums required to be deducted under German law.
(31)	Reflects 3 times the actual bonus earned in Fiscal 2007 payable in 12 equal monthly installments, with payments beginning in the month following the termination date. Severance is subject to the deduction of sums required to be deducted under German law.
(32)	Reflects MIP bonus earned in Fiscal 2007 and paid in 2007.
(33)	Burel is eligible to receive 1/3 of the Fiscal 2008 target bonus earned upon the Company meeting the fiscal year performance measures. Payment shall be made no later than December 31, 2008.
(34)	Reflects the September 30, 2007 fair market value of 45,676 unvested performance shares (original grant date October 2, 2006). These awards will vest in accordance with the terms of the separation agreement. All other unvested restricted stock or performance shares will be forfeited at termination.
(35)	Reflects the vested value of Mr. Burel’s defined benefit pension plan account as of September 30, 2007.
(36)	Mr. Burel is entitled to continuous payment of social security contributions for a 24 month period following his termination date.

Director Compensation Table

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole.

Effective at the beginning of Fiscal 2007, directors receive an annual cash retainer of $40,000. The chairperson of the Audit Committee and the chairperson of the Nominating and Corporate Governance Committee receive an additional annual retainer of $5,000 and the Presiding Director receives an additional annual retainer of $10,000. Directors also receive $1,500 for each Board of Directors meeting attended ($750 if they participated telephonically) and $1,500 for each committee meeting attended ($750 if they participated telephonically). Committee chairs receive an additional $1,000 per committee meeting attended. The Compensation Committee reviewed these compensation arrangements in August 2007 in connection with the appointment of John Bowlin as Chairman of the Board, a position previously held by an employee of the Company. Effective as of August 31, 2007, directors began to receive an annual cash retainer of $60,000. The chair of the Audit Committee receives an additional annual retainer of $10,000 and the chair of the Nominating and Corporate Governance Committee and the chair of the Compensation Committee receive an additional annual retainer of $5,000. The non-employee chairman of the board receives an additional annual retainer of $70,000. Directors also receive $1,500 for each Board of Directors meeting attended with the chairman receiving an additional $1,000 for each Board of Directors meeting attended ($750 if they participated telephonically) and

$1,500 for each committee meeting attended ($750 if they participated telephonically). Committee chairs receive an additional $1,000 per committee meeting attended.

For Fiscal 2007, each director also received a stock grant of $70,000, and the Presiding Director received an additional stock grant of $15,000. The number of shares issued is calculated based on the fair market value on the first day of the fiscal year. For Fiscal 2008, all directors other than the non-employee chairman of the board will receive a stock grant equal to the lesser of 8,000 shares or that number of shares with a value at grant of $70,000 and the non-employee chairman of the board received an annual stock grant equal to the lesser of 10,000 shares or that number of shares with a value at grant of $85,000. The shares vest 1/3 per year on the first three anniversary dates of the grant. Directors who are employees of the Company receive no additional compensation for their services as directors of the Company. Our current Board of Directors compensation plan does not provide for stock option awards, non-equity incentive plan compensation, pension or nonqualified deferred compensation. The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s Directors for Fiscal 2007.

Director Compensation Table

Name	Fees Earned Paid in Cash in FY 2007	Stock Awards ($) in FY 2007(2)	Total Compensation
John D. Bowlin	$63,250	$71,737	$134,987
Charles A. Brizius(1)(3)	$50,500	$51,735	$102,235
William P. Carmichael	$87,750	$71,737	$159,487
John S. Lupo	$73,000	$71,737	$144,737
Scott A. Schoen(1)(3)	$50,500	$51,735	$102,235
Thomas R. Shepherd	$96,000	$86,150	$182,150
Barbara S. Thomas	$72,750	$71,737	$144,487

(1)	Fees earned by Mr. Brizius and Mr. Schoen are paid directly to Thomas H. Lee Equity Partners IV, LLC.
(2)	This column reflects the dollar amount recognized for financial statement reporting purposes for Fiscal 2007 in accordance with FAS 123R. See Note 2(w), Stock Compensation, of Notes to Consolidated Financial Statements included in the Company’s Annual Report for Fiscal 2007 on Form 10-K filed with the SEC on December 14, 2007 for additional information as to the assumptions used in the valuation of these awards.
(3)	Restricted shares reflected for each of Mr. Brizius and Mr. Schoen are granted directly to such directors, however upon vesting, Mr. Schoen and Mr. Brizius transfer these shares to Thomas H. Lee Equity Partners IV, LLC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of William P. Carmichael, John S. Lupo and Thomas R. Shepherd. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 15, 2008, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Shareholder”);

•	our named executive officers serving as of March 15, 2008;

•	each of our directors serving as of March 15, 2008;

•	all directors and executive officers serving as of March 15, 2008 as a group; and

•	named executive officers who served during fiscal 2007 but were not serving as of March 15, 2008.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Shareholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 52,794,352 shares of Common Stock issued and outstanding as of March 15, 2008. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2008, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328.

Names and Address of Beneficial Owner	Number of Shares		Number of Shares Subject to Options(1)		Percent
5% Shareholders
THL Parties c/o Thomas H. Lee Partners, LP 100 Federal Street, 35th Floor Boston, MA 02110	12,784,584	(2)	5,000	(2)	24.22%
Harbert Management Corporation 555 Madison Avenue 16th Floor New York, NY 10022	5,200,000	(5)	—		9.85%
Deutsche Bank Aktiengesellschaft Theodor-Heuss-Allee 70 60468 Frankfurt am Main, Germany	5,162,563	(4)			9.78%
Artis Capital Management, L.P. One Market Plaza Spear Street Tower Suite 1700 San Francisco, CA 94105	5,098,695	(3)	—		9.66%

Names and Address of Beneficial Owner	Number of Shares		Number of Shares Subject to Options(1)	Percent
Adage Capital Partners 200 Clarendon Street 52nd Floor Boston, MA 02116	3,824,486	(6)	—	7.24%
Cookie Jar LLC 860 Canal Street 3rd Floor Stamford, CT 06902	2,642,475	(7)	—	5.00%

Names and Address of Beneficial Owner	Number of Shares		Number of Shares Subject to Options(1)		Percent
Directors and Named Executive Officers Serving at March 15, 2008:
Kent J. Hussey	538,019	(10)	220,006		1.43%
Anthony L. Genito	134,574	(11)	—		*
Amy J. Yoder	156,355	(12)	—		*
John A. Heil	344,906	(13)	—		*
David R. Lumley	341,179	(14)	—		*
Thomas R. Shepherd	26,544	(15)	5,000	(2)	*
John S. Lupo	22,629	(16)	10,000		*
William P. Carmichael	25,129	(16)	10,000		*
Barbara S. Thomas	20,129	(16)	10,000		*
John D. Bowlin	31,129	(17)	—		*
Charles A. Brizius	12,784,584	(2)(8)	5,000	(2)	24.22%
Scott A. Schoen	12,784,584	(2)(9)	5,000	(2)	24.22%
All current directors and executive officers of the Company as a group (12 persons)	14,398,633	(18)	255,006	(19)	27.62%

Named Executive Officers Not Serving at March 15, 2008:
David A. Jones	631,012	(20)	370,250		1.88%
Randall J. Steward	133,636	(21)	225,447		*
Kenneth V. Biller	186,609	(22)	88,213		*
Remy E. Burel	86,138	(23)	8,500		*

*	Indicates less than 1% of the total number of outstanding shares of our Common Stock.
(1)	Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of March 15, 2008.
(2)	Based in part on information set forth in a Schedule 13D that was filed with the SEC on February 17, 2005 (“Schedule 13D”).

The THL Parties (as defined below) may be deemed to beneficially own 12,784,584 shares of Common Stock and 5,000 shares of Common Stock subject to stock options pursuant to Securities Exchange Act Rules 13d-3 and 13d-5(b). The aggregate number of shares beneficially owned by the THL Parties is comprised of (A) 10,593,305 shares directly held by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), (B) 366,192 shares directly held by Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”), (C) 1,031,186

shares directly held by Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), (D) 2,785 shares directly held by Thomas H. Lee Investors Limited Partnership (“THL Investors”), (E) 68,881 shares directly held by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”), (F) 35,672 shares directly held by THL Equity Advisors IV, LLC (“Advisors IV”) and (G) 686,563 shares directly held by (i) the following managing directors of Thomas H. Lee Advisors, LLC: David V. Harkins; Scott A. Schoen; Scott M. Sperling; Anthony J. DiNovi; Thomas M. Hagerty; Seth W. Lawry; Kent R. Weldon; Todd M. Abbrecht; Charles A. Brizius; Scott Jaeckel; and Soren Oberg and (ii) the following other parties that are not affiliates of Thomas H. Lee Partners, L.P., but who acquired his/her shares of Common Stock as part of a coinvestment with the other THL Parties: the 1997 Thomas H. Lee Nominee Trust; the 1995 Harkins Gift Trust; the Smith Family Limited Partnership; the Robert Schiff Lee 1988 Irrevocable Trust; Stephen Zachary Lee; Charles W. Robins as Custodian for Jesse Lee; C. Hunter Boll; Warren C. Smith, Jr.; Terence M. Mullen; Thomas R. Shepherd; Wendy L. Masler; Andrew D. Flaster; Charles W. Robins and James Westra ((i) and (ii) are together referred to herein as the “Related Holders”) (the Equity Fund, Foreign Fund, Foreign Fund B, THL Investors, Charitable Investment, Advisors IV and the Related Holders are collectively referred to herein as the “THL Parties”). The aggregate number of beneficially owned shares may also be deemed to include 5,000 shares subject to options held by Mr. Shepherd that were exercisable within 60 days of March 15, 2008.

Except to the extent of a pecuniary interest therein, each of the persons and entities comprising the THL Parties expressly disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties, except: (a) Advisors IV does not disclaim beneficial ownership of shares held by Equity Fund, Foreign Fund or Foreign Fund B; (b) Management Corp. (as defined below) does not disclaim beneficial ownership of shares held by THL Investors; and (c) Thomas H. Lee, an individual U.S. citizen, does not disclaim beneficial ownership of shares held by the 1997 Thomas H. Lee Nominee Trust.

The THL Parties by virtue of certain relationships, may constitute a “group” within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended. As a member of a group, each person and entity of the group may be deemed to beneficially own the shares of Common Stock beneficially owned by the entire group.

Thomas H. Lee Advisors, LLC, is the general partner of Thomas H. Lee Partners, L.P., which is, in turn, the sole member of Advisors IV, which is the general partner of each of Equity Fund, Foreign Fund and Foreign Fund B. Advisors IV, as sole general partner of Equity Fund, Foreign Fund and Foreign Fund B (collectively, the “Advisors Funds”), may be deemed to share voting and dispositive power with respect to 12,026,355 shares beneficially owned by the Advisors Funds. The managing directors of Thomas H. Lee Advisors, LLC also own membership interests in Thomas H. Lee Advisors, LLC. The managing directors of Thomas H. Lee Advisors, LLC share voting and investment control over securities held by the Advisors Funds and may be deemed to share beneficial ownership with respect to the 12,026,355 shares held by the Advisors Funds.

THL Investment Management Corp. (“Management Corp.”) is the sole general partner of THL Investors. Seth W. Lawry, Kent R. Weldon, David V. Harkins, Scott A. Schoen, Scott M. Sperling, Anthony J. DiNovi and Thomas M. Hagerty are officers of Management Corp. The officers of Management Corp. exercise voting and investment control over the shares of Common Stock held by THL Investors and may be deemed to beneficially own the shares of Common Stock held by THL Investors.

Each of the Related Holders has obtained beneficial ownership of less than 1% of the outstanding shares. Each of the Related Holders has sole voting and sole dispositive power with respect to such shares beneficially owned by it, except for the 1997 Thomas H. Lee Nominee Trust, the 1995 Harkins Gift Trust,

the Smith Family Limited Partnership, the Robert Schiff Lee 1988 Irrevocable Trust and Charles W. Robins as Custodian for Jesse Lee.

Thomas H. Lee, an individual, may be deemed to share voting and dispositive power with respect to the shares beneficially held by the 1997 Thomas H. Lee Nominee Trust. Mr. Lee does not disclaim beneficial ownership of such shares.

David V. Harkins may be deemed to share voting and dispositive power over shares held by The 1995 Harkins Gift Trust. Charles W. Robins may be deemed to share voting and dispositive power over shares held by him as Custodian for Jesse Lee and shares held by the Robert Schiff Lee 1988 Irrevocable Trust. Warren C. Smith, Jr. may be deemed to share voting and dispositive power over shares held by the Smith Family Limited Partnership. Except to the extent of his pecuniary interest therein, Mr. Harkins, Mr. Robins, Mr. Smith and Mr. Lee each, respectively, disclaims beneficial ownership of such shares. Thomas H. Lee, an individual, may be deemed to share voting and dispositive power over shares held by Charitable Investment.

This amount also reflects grants of 6,006, 13,666 and 16,000 shares of restricted stock to Thomas H. Lee Advisors, LLC reported on Form 4s filed with the SEC on October 5, 2005, October 18, 2006 and October 3, 2007, respectively. These shares are presently held by THL Equity Advisors IV, LLC. THL Equity Advisors IV, LLC is the direct owner of these additional shares and a member of the THL Parties reporting group. As such, each member of the group may be deemed to beneficially own these shares of Common Stock.

This amount also reflects grants of 3,646, 8,297 and 8,000 shares of restricted stock granted to Mr. Shepherd as reported on Form 4s filed with the SEC on October 5, 2005, October 18, 2006 and October 3, 2007, respectively. Mr. Shepherd is the direct owner of these additional shares and a member the THL Parties reporting group. As such, each member of the group may be deemed to beneficially own these additional shares of Common Stock.

(3)	Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2008 on behalf of Artis Capital Management, L.P. (“Artis”), Artis Capital Management, Inc. (“Artis Inc,”) and Stuart L. Peterson (collectively the “Artis Reporting Group”). Artis, Artis Inc. and Mr. Peterson share voting and dispositive power over 5,098,695 shares of Common Stock and each may be deemed to beneficially own all of such shares.

Artis, Artis Inc. and Mr. Peterson filed a Schedule 13G jointly, but not as members of a group, and each expressly disclaims membership in a group. Artis is a registered investment adviser and is the investment adviser of investment funds that hold the Common Stock for the benefit of the investors in those funds. Artis Inc. is the general partner of Artis. Artis Inc. is the general partner of Artis. Stuart Peterson is the president of Artis Inc. and the controlling owner of Artis, Artis Inc. and Artis GP. Each of Artis, Artis Inc., Artis GP and Mr. Peterson disclaims beneficial ownership of the Common Stock reported on the Schedule 13G filed with the SEC on February 14, 2008 on behalf of the Artis Reporting Group, except to the extent of that person’s pecuniary interest therein.

(4)	Based on information set forth in a Schedule 13G filed with the SEC on February 6, 2008 on behalf of Deutsche Bank Aktiengesellschaft (“Deutsche Bank”). Deutsche Bank has sole voting and dispositive power over 5,162,563 shares of Common Stock.

(5)

Based on information set forth in a Schedule 13D filed with the SEC on March 3, 2008 on behalf of Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), an investment fund, Harbinger Capital Partners Offshore Manager, L.L.C. (“Harbinger Manager”), the investment manager of the Master Fund,

HMC Investors, L.L.C., its managing member (“HMC Investors”), Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”), an investment fund, Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Fund, HMC—New York, Inc. (“HMCNY”), the managing member of HCPSS, Harbert Management Corporation (“HMC”), the managing member of HMC Investors and the parent of HMCNY, Philip Falcone, a shareholder of HMC and the portfolio manager of the Master Fund and the Special Fund, Raymond J. Harbert, a shareholder of HMC and Michael D. Luce, a shareholder of HMC (collectively the “Harbert Management Corporation Reporting Group”). The Harbert Management Corporation Reporting Group beneficially owns 5,200,000 shares of Common Stock.

Each of the Master Fund, Harbinger Manager and HMC Investors has shared voting and dispositive power over and may be deemed to be the beneficial owner of 3,500,000 shares of Common Stock. Each of the Special Fund, HCPSS and HMCNY has shared voting and dispositive power over and may be deemed to be the beneficial owner of 1,700,000 shares of Common Stock. Each of HMC, Philip Falcone, Raymond J. Harbert and Michael D. Luce has shared voting and dispositive power over and may be deemed to be the beneficial owner of 5,200,000 shares of Common Stock.

Each of Harbinger Manager, HMC Investors, HCPSS, HMCNY, HMC, Mr. Falcone, Mr. Harbert and Mr. Luce specifically disclaims beneficial ownership of the shares of Common Stock reported on the Schedule 13D filed with the SEC on March 3, 2008 on behalf of the Harbert Management Corporation Reporting Group, except to the extent of such person’s pecuniary interest therein.

(6)	Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2008 on behalf of Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”); as general partner of ACP with respect to the shares of Common Stock directly owned by ACP; Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, with respect to the shares of Common Stock directly owned by ACP; Phillip Gross as managing member of ACA, with respect to the shares of Common Stock directly owned by ACP; and Robert Atchinson, as managing member of ACA, with respect to the shares of Common Stock directly owned by ACP (collectively the “Adage Reporting Group”). The Adage Reporting Group beneficially owns 3,824,486 shares of Common Stock.

ACP has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA own directly any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Exchange Act, ACPGP and ACA may be deemed to own beneficially the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the Common Stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Exchange Act, each may be deemed to beneficially own the shares beneficially owned by ACP. ACPGP, the general partner of ACP, has the power to direct the affairs of ACP, including decisions respecting the disposition of the proceeds from the sale of the shares. Messrs. Atchinson and Gross are the Managing Members of ACA, the managing member of ACPGP, and in that capacity direct ACPGP’s operations.

(7)

Based on information set forth in a Schedule 13G filed with the SEC on March 10, 2008 on behalf of Cookie Jar LLC, David B. Williams and Williams Cookie Jar Foundation. As of February 29, 2008, Cookie Jar LLC shared voting and dispositive power over and beneficially owned 2,638,888 shares of Common Stock, David B. Williams shared voting and dispositive power over and beneficially owned 2,642,475 shares of Common Stock and Williams Cookie Jar Foundation shared voting and dispositive power over and beneficially owned 3,587 shares of Common Stock.

(8)	Includes 18,681 shares held directly by Mr. Brizius of which 13,554 are shares of restricted stock. As discussed in note (2) above, Mr. Brizius may be deemed to share beneficial ownership of 12,784,584 shares that may be beneficially owned by the THL Parties, which include the 5,127 shares held by him directly. Except for shares held by him directly or to the extent of a pecuniary interest therein, Mr. Brizius disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.

(9)	Includes 44,318 shares held directly by Mr. Schoen, of which 13,554 are shares of restricted stock. As discussed in note (2) above, Mr. Schoen may be deemed to share beneficial ownership of 12,784,584 shares that may be beneficially owned by the THL Parties, which include the 44,318 shares held by him directly. Except for shares held by him directly, Mr. Schoen disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.

(10)	Includes 20,000 shares held by Mr. Hussey’s spouse, 257,955 shares of restricted stock and 982 shares held in the Company’s 401(k) plan.

(11)	Includes 129,659 shares of restricted stock.

(12)	Includes 156,355 shares of restricted stock.

(13)	Includes 299,420 shares of restricted stock.

(14)	Includes 329,737 shares of restricted stock.

(15)	26,544 shares are held by Mr. Shepherd directly, of which 14,748 shares are restricted stock. Also, as discussed in note (2) above, Mr. Shepherd may be deemed to share beneficial ownership of 12,784,584 shares that may be beneficially owned by the THL Parties, which include the 26,544 shares held by him directly and the 5,000 shares of Common Stock subject to options held by Mr. Shepherd that were exercisable within 60 days of March 15, 2008. Except for shares held by him directly (including the shares subject to the options referenced in the prior sentence), Mr. Shepherd disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.

(16)	Includes 13,557 shares of restricted stock.

(17)	Includes 15,557 shares of restricted stock.

(18)	Includes 12,784,584 shares that may be deemed to be beneficially owned by the THL Parties for which Messrs. Brizius, Schoen and Shepherd disclaim beneficial ownership, except to the extent directly owned by them (and, with respect to Mr. Shepherd, the shares subject to the options listed in the table above), or with respect to which they have a pecuniary interest therein. Of the shares included, 1,657,076 are shares of restricted stock and 14,656 shares are held in the Company’s 401(k) plan.

(19)	As noted above, beneficial ownership of Mr. Shepherd’s 5,000 shares of Common Stock subject to options that were exercisable within 60 days of March 15, 2008 can be attributed to the THL Parties and Messrs. Brizius, Schoen and Shepherd. However, for purposes of this portion of the table the 5,000 shares of Common Stock subject to options are only counted once.

(20)	Includes 8,363 shares held in the Company’s 401(k) plan.

(21)	Includes 75,149 shares of restricted stock.

(22)	Includes 53,098 shares of restricted stock and 5,311 shares held in the Company’s 401(k) plan.

(23)	Includes 35,399 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2007, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for the inadvertent late reporting by Mr. Genito of the disposition of 15 shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2007:

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,510,342	$15.82	937,894	(2)
Equity compensation plans not approved by security holders	None	Not Applicable	None

Total	1,510,342	$15.82	937,894	(2)

(1)	Includes 937,894 shares of Common Stock available for future issuance under the 2004 Rayovac Incentive Plan. In addition to stock options, awards under the 2004 Rayovac Incentive Plan may take the form of restricted stock and other stock-based awards specified in the 1997 Rayovac Incentive Plan. If such awards are granted, they will reduce the number of shares available for issuance pursuant to future stock option awards.
(2)	This amount excludes an aggregate of 1,708,161 shares of restricted stock awards outstanding as of September 30, 2007 for which the restrictions have not lapsed.

COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph demonstrates the total shareholder return on an initial investment of $100 on September 30, 2002 through September 30, 2007 for (i) our Common Stock, (ii) the Standard & Poor’s Small Cap 600 Index, (iii) the Russell 2000 Index and (iv) the Russell 2000 Consumer Staples Index. All values assume reinvestment of the full amount of all dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of John D. Bowlin, William P. Carmichael, Thomas R. Shepherd and Barbara S. Thomas. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations—Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange (“NYSE”) listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America, evaluating management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended September 30, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees) as adopted in the rules of the Public Company Accounting Oversight Board (the “PCAOB”). KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted in the rules of PCAOB, and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2007 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2008.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

William P. Carmichael, Chairman

John D. Bowlin

Thomas R. Shepherd

Barbara S. Thomas

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, approval or ratification of transactions with related persons

Our policies and procedures for review and approval of related-person transactions appear in our Code of Ethics for the Principal Executive Officer and Senior Financial Officers and our Code of Business Conduct and Ethics, each of which is posted on our website, www.spectrumbrands.com.

All of our executive officers, directors and employees are required to disclose to our General Counsel all transactions which involve any actual, potential or suspected activity or personal interest that creates or appears to create a conflict between our interests and the interests of the executive officer, director or employee. In cases involving executive officers, directors or senior-level management, our General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to our Audit Committee to make a full review and determination. In cases involving other employees, our General Counsel, in conjunction with the employee’s regional supervisor and our Vice President of Internal Audit, will review the proposed transaction. If the designated persons determine that no conflict of interest will result from engaging in the proposed transaction, then they refer the matter to our Chief Executive Officer for final approval.

Our Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors and senior-level management and to review and approve certain transactions, including all (i) transactions with us in which a director, executive officer or an immediate family member of a director or executive officer has an interest; (ii) proposed business relationships between us and a director, executive officer or other member of senior management; (iii) investments by an executive officer in a company that competes with us or a company that does business with us; and (iv) situations where a director or executive officer proposes to be our customer, be employed by, serve as a director of or otherwise represent one of our customers.

Our legal department and financial accounting department monitor our transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in our periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with related persons

On February 7, 2005, we acquired all of the equity interests of United pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among United, Lindbergh Corporation and us dated as of January 3, 2005 and filed as an exhibit to the Current Report on Form 8-K filed by us on January 4, 2005. Pursuant to the terms of the Merger Agreement, Lindbergh Corporation merged with and into United, with United continuing as the surviving corporation (the “Merger”). The purchase price for the acquisition, excluding fees and expenses, consisted of $70 million in cash, 13.75 million shares of our Common Stock and the assumption of outstanding United indebtedness, which was $911.5 million as of January 21, 2005. The purchase price was determined through negotiations between our representatives, who were operating under supervision and direction of an acquisition committee of our Board of Directors, and representatives of United. The acquisition committee consisted of Messrs. Lupo, Bowlin and Carmichael and Ms. Thomas and former director Neil P. Defeo.

Certain affiliates of Thomas H. Lee Partners, L.P. were the majority shareholders of United as of immediately prior to the consummation of our acquisition of United, and as a result of our acquisition of United, are significant shareholders of our Common Stock. In addition, two of our directors, Messrs. Schoen and Brizius, are members of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the manager of THL Equity Advisors IV, LLC, which, in turn, is the general partner of each of the Thomas H. Lee related funds that were shareholders of United immediately prior to the Merger and now are significant shareholders of our Common Stock.

Mr. Jones, our former Chairman of the Board and Chief Executive Officer, and trusts for his family members, collectively owned 202,935 shares of United Common Stock as of immediately prior to the Merger, which shares were converted into an aggregate of 36,239 shares of our Common Stock pursuant to the Merger. Mr. Jones was a member of the Board of Directors of United from January 20, 1999 to December 31, 2003 and provided consulting services to United under an agreement that was terminated on September 28, 2004. Mr. Shepherd, a member of our Board of Directors, is an investor in Thomas H. Lee Equity Fund IV, L.P., a large shareholder of United immediately prior to the Merger, and, as a result of the Merger, currently is a large shareholder of our Common Stock.

In connection with the acquisition of United, we entered into certain agreements with UIC Holdings, L.L.C. (“Holdings”), the majority stockholder of United as of the date we entered into the definitive agreement to acquire United, Thomas Lee Partners, L.P. and certain of its affiliates and certain former stockholders of United. The agreements are described further below.

On February 7, 2005, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain former stockholders of United, including certain affiliates of Thomas H. Lee Partners, L.P. and an affiliate of Banc of America Securities LLC, pursuant to which we agreed to prepare and file with the SEC, not later than nine months following the consummation of the acquisition of United on February 7, 2005, a registration statement to permit the public offering and resale under the Securities Act of 1933 on a continuous basis of shares of Common Stock issued in connection with its acquisition of United (the “Shelf Registration Statement”). Pursuant to the Registration Rights Agreement, we also granted to the former stockholders of United certain rights to require us, on not more than three occasions, to amend the Shelf Registration Statement or prepare and file a new registration statement to permit an underwritten offering of shares of our stock received by them in the acquisition of United as well as certain rights to include those shares in any registration statement proposed to be filed by us.

On February 7, 2005, we entered into a standstill agreement (the “Standstill Agreement”) with Thomas H. Lee Equity Fund IV, L.P., THL Equity Advisors IV, LLC, Thomas H. Lee Partners, L.P. and Thomas H. Lee Advisors, LLC (the “Restricted Parties”). Pursuant to the Standstill Agreement, the Restricted Parties are prohibited until February 7, 2010 from (i) acquiring ownership in excess of 28% of our outstanding voting capital stock, on a fully-diluted basis; (ii) soliciting proxies or consents with respect to our voting capital stock; (iii) soliciting or encouraging third parties to acquire or seek to acquire us, a significant portion of our assets or more than 5% of our outstanding voting capital stock; or (iv) joining or participating in a pooling agreement, syndicate, voting trust or other similar arrangement with respect to our voting capital stock for the purpose of acquiring, holding, voting or disposing of such voting capital stock.

On February 26, 2008, the Company entered into a confidentiality and standstill agreement with Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”) in order to provide Harbinger with confidential information relating to certain of the Company’s strategic operating assets in connection with Harbinger’s evaluation of a possible acquisition thereof.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect two Class I directors to hold office until our 2011 annual meeting of shareholders. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you sign and return the accompanying proxy card, your shares will be voted for the election of the two nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Shareholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHHOLD” column adjacent to the name(s) of the appropriate director(s) on the attached proxy card. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Proxies and Voting Procedures” beginning on page 3 of this Proxy Statement for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker or other nominee or the Spectrum Brands 401(k) Retirement Savings Plan. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for re-election to the Board of Directors as Class I directors: Barbara S. Thomas and John S. Lupo. Please see “Nominees for Re-Election to the Board of Directors” beginning on page 7 of this proxy statement for information concerning each of the nominees for election as Class I directors.

Vote Required

To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of Barbara S. Thomas and John S. Lupo as Class I directors of the Company.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008

General

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2008. The shareholders are asked to ratify this action. Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2008 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2008, our Board of Directors will consider the matter at its next meeting. KPMG LLP has audited our financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years (in millions):

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2007	$4.7	$1.1	$—	$—
2006	$4.7	$—	$0.1	$—

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice and tax planning. For both Fiscal 2007 and Fiscal 2006, such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the Fiscal 2007 audit services engagement performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $100,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $100,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of

$1,000,000 in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2008.

The Board of Directors recommends that you vote FOR Proposal No. 2.

PROPOSAL NO. 3:

SHAREHOLDER PROPOSAL REGARDING DECLASSIFICATION OF

OUR BOARD OF DIRECTORS

A shareholder has informed the Company that it intends to present the following proposal for action at the Annual Meeting. The Company will provide its shareholders with the proponent’s name and address and the number of shares of Common Stock held by the proponent promptly upon receipt of an oral or written request.

SHAREHOLDER PROPOSAL

REPEAL CLASSIFIED BOARD

BE IT RESOLVED, that the stockholders of Spectrum Brands, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING DECLASSIFICATION OF OUR BOARD OF DIRECTORS

Our Board of Directors is organized in a manner that is referred to as a “classified board structure.” Having a classified board structure means, generally, that the directors who serve a company are divided into two or more classes that serve staggered multiple-year terms. In accordance with our Amended and Restated Articles of Incorporation, our Directors are divided into three classes that serve staggered three-year terms, such that approximately one-third of our Directors stand for election each year.

Our Board of Directors, in conjunction with its Nominating and Corporate Governance Committee, evaluates corporate governance issues affecting the Company on a regular basis, including whether to maintain our classified board structure. Our Board of Directors has carefully considered whether our classified board structure is appropriate for the Company on several prior occasions, including in connection with an identical shareholder proposal that was presented by the same shareholder and defeated at last year’s annual meeting. Our Board of Directors has once again carefully considered whether to maintain our classified board structure and has again determined that it is in the best interests of the Company and our shareholders to do so for the reasons set forth below. Accordingly, our Board of Directors recommends that you vote AGAINST this proposal.

Stability and Continuity

Our classified board structure is designed to provide stability, prevent sudden disruptive changes to our Board of Directors’ composition, enhance long-term planning and ensure that, at any given time, there are Directors serving on our Board of Directors who have substantial knowledge of the Company, its business and its strategic goals. The current classified board structure enables our Directors to build on their own past experience and the experience of continuing Directors for more effective long-term strategic planning. We believe that our classified board structure also benefits the Company and our shareholders because the longer terms of office it provides for help the Company attract and retain director candidates who are willing to make long-term commitments of their time and energy. We believe that an experienced and knowledgeable Board of Directors is better equipped to make decisions that are in the best interests of our shareholders and is particularly important in light of the opportunities and challenges that we face as we continue to restructure our business and explore strategic options to sharpen our focus on strategic growth businesses, reduce our outstanding indebtedness and maximize long-term shareholder value.

Independence

We believe that electing Directors to three-year terms, rather than one-year terms, enhances the independence of non-management Directors because a longer period of time between elections protects Directors against pressure from management or special interest groups who might have an agenda contrary to the long-term interests of shareholders. In recent years, hedge funds and other activist investors increasingly have been using the threat of a proxy fight to pressure boards to pursue a sale process or other action that, due to their timing or nature, may produce short-term gains but come at the expense of potential long-term shareholder value. We feel that our classified board structure is an effective means of protecting long-term shareholder interests against such abusive tactics, because directors are able to voice their views without having to continually consider an upcoming nomination for re-election the following year. We believe that Directors who are able to function independently and with a long-term perspective are particularly important as the Company continues its restructuring process and exploration of strategic options.

Accountability to Shareholders

Our Directors continue to be accountable to the Company and our shareholders under our classified board structure. Every director is required to act in accordance with his or her fiduciary duties to the Company and our shareholders, regardless of how often he or she stands for election. The Board of Directors has implemented broad measures to ensure accountability of the Company’s Directors, including the adoption of Corporate Governance Guidelines which, among other things, provide for annual evaluations of Director independence and an annual self-assessment of the Board of Directors’ performance by the Nominating and Corporate Governance Committee.

Protection Against Abusive Tactics and Enhancing Long-Term Shareholder Value

Our classified board structure strongly encourages potential acquirers to deal directly with our Board of Directors and better positions our Board of Directors to negotiate effectively on behalf of shareholders to maximize possible shareholder value in a potential transaction. Our classified board structure is designed to safeguard against a potential acquirer unilaterally and rapidly gaining control of our business and assets without paying fair value for them by removing a majority or all of our Directors at a single annual meeting. Because only approximately one-third of the Directors are elected at any annual meeting of shareholders, at least two annual shareholder meetings would be required to effect a change in a majority of the Directors serving on our Board of Directors, providing incumbent Directors substantial leverage to negotiate the best results for our shareholders in a takeover situation. It is important to note that a classified board structure does not preclude a takeover, but may provide a company with time and opportunity to evaluate the adequacy and fairness of a takeover proposal, negotiate on behalf of all shareholders and weigh alternative methods of maximizing shareholder value for all shareholders. Because a potential acquirer could make a tender offer directly to the shareholders of Spectrum (which could be effected without the approval of Spectrum’s Board of Directors), a classified board does not preclude an acquisition of the Company on terms acceptable to shareholders. Many S&P 500 and Fortune 500 companies continue to have classified board structures for these reasons and the other factors we have noted above.

Commitment to Effective Corporate Governance Practices

We believe that we have an experienced and well-qualified Board of Directors. Our Board of Directors is committed to utilizing effective corporate governance practices and has adopted Corporate Governance Guidelines (a copy of which is available on our website at www.spectrumbrands.com under “Investor Relations—Corporate Governance”) that emphasize this commitment. Further, our Board of Directors, through its Nominating and Corporate Governance Committee and with the assistance of outside counsel and other experts, continually seeks to improve and enhance its corporate governance practices by reviewing the Company’s existing practices in light of those of its peers and the current corporate governance environment and retaining or implementing practices that it believes serve the best interests of the Company’s shareholders.

Procedural Matters

It is important to note that shareholder approval of this proposal would not by itself eliminate our classified board structure or provide for the annual election of Directors. Approval of this proposal would advise our Board of Directors that a majority of our shareholders voting at the meeting favor a change and request that the Board take the necessary steps to eliminate our classified board structure and to establish annual elections of all Directors. However, under our Amended and Restated Articles of Incorporation and Wisconsin law, a change in the structure of our Board of Directors would require an amendment to our Amended and Restated Articles of Incorporation. Such an amendment would require a resolution from our Board of Directors to adopt the amendment followed by the approval of the holders of a majority of votes entitled to be cast on the amendment. A shareholder proposal identical to this proposal was presented by the same shareholder at last year’s annual meeting. At last year’s annual meeting, the proposal to declassify our Board of Directors was approved by less than 34% of those voting at the meeting and less than 25% of our outstanding shares.

Conclusion

After careful consideration of this proposal, the Nominating and Corporate Governance Committee and the entire Board of Directors have determined that retention of the classified structure of our Board of Directors remains in the best interests of the Company and our shareholders. We believe that the benefits of the classified structure of our Board of Directors do not come at the cost of our Directors’ accountability to shareholders. The Company and the Board of Directors have a long-standing commitment to sound corporate governance practices for the benefit of the Company and its shareholders. The Board of Directors believes that the current classified board structure is entirely consistent with that commitment, is appropriate for the Company, and will continue to serve and protect shareholders’ interests.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL No. 3.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve this shareholder proposal.

The Board of Directors recommends a vote AGAINST Proposal No. 3.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from shareholders. Generally, shareholders who have questions or concerns should contact our Vice President, Investor Relations at (770) 829-6200 or via electronic mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the board, the non-management directors as a group, any board committee or any chairperson of any such committee by mail or electronic mail. To communicate with the board of directors, any individual director, the non-management group or any committee of directors by mail, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands, Inc., Attention General Counsel, 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328. To communicate with any of our directors electronically, stockholders should send an email addressed to the board of directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the board of directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the board of directors.

SHAREHOLDER PROPOSALS

Under the rules and regulations of the SEC, shareholder proposals intended to be presented in our proxy statement for the annual meeting of shareholders to be held in 2009 must be received at our principal executive offices at 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, no later than November 24, 2008 in order to be considered for inclusion in our proxy statement for such meeting.

Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of shareholders to be held in 2009 may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than February 13, 2009 and not later than March 10, 2009. The notice provided by a shareholder must contain certain information as specified in our Amended and Restated By-Laws. Notice of any proposal received after March 10, 2009 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328 or via electronic mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2007, including the financial statements for Fiscal 2007, was previously mailed to shareholders. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

John T. Wilson Secretary

March 24, 2008

SPECTRUM BRANDS, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 29, 2008

Attention: Participants in the Spectrum Brands, Inc. 401(k) Retirement Savings Plan

P R O X Y	The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2008, receipt of which is hereby acknowledged, does hereby appoint and constitute ANTHONY L. GENITO and JOHN T. WILSON, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Spectrum Brands, Inc. to be held at the Westin Atlanta Perimeter North located at 7 Concourse Parkway in Atlanta, GA 30328, on Tuesday, April 29, 2008 beginning at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.
Note from the Trustee:

Prudential Bank & Trust, FSB, as Trustee of the Spectrum Brands 401(k) Retirement Savings Plan, has been directed by the plan sponsor to deliver the enclosed proxy material to you relative to the securities held by us in your account, but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this proxy card, mark your instructions for each of the matters and return the card promptly in the enclosed business reply envelope. It is understood that, if you sign the proxy card without providing instructions for any or all of the matters to be voted on at the meeting, your securities will NOT be voted on any matter to be considered at the meeting for which you fail to provide instructions.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Spectrum Brands 401(k) Retirement Savings Plan, is that securities for which no voting instructions have been given shall NOT be voted. In order to ensure that your securities are voted as you wish, please return your proxy by April 25, 2008.

Prudential Bank & Trust, FSB
(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)
SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no instruction is provided for a matter, the shares of Common Stock held in your Spectrum 401(k) account will NOT be voted for that matter. If you fail to return this Proxy, the shares held in your Spectrum 401(k) account will NOT be voted.

The Board of Directors recommends a vote “FOR” each of the listed nominees and “FOR” proposal 2.				The Board of Directors recommends a vote “AGAINST” proposal 3.

1. Election of Class I Directors for a Three-Year Term	FOR		WITHHOLD	3. Shareholder Proposal - regarding declassification	FOR	AGAINST	ABSTAIN
Barbara S. Thomas	☐		☐	of the Board of Directors.	☐	☐	☐
John S. Lupo	☐		☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2008.	☐	☐	☐	AUTHORIZED SIGNATURE(S)-Sign Here-This section must be completed for your instructions to be executed.

Date __________________________ , 2008

____________________________________
Signature

____________________________________
Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

SPECTRUM BRANDS, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 29, 2008

P R O X Y	This Proxy is solicited by the Board of Directors for use at the Spectrum Brands, Inc. Annual Meeting of Shareholders on April 29, 2008 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 2008, receipt of which is hereby acknowledged, does hereby appoint and constitute ANTHONY L. GENITO and JOHN T. WILSON, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Spectrum Brands, Inc. to be held at the Westin Atlanta Perimeter North located at 7 Concourse Parkway in Atlanta, GA 30328, on Tuesday, April 29, 2008, beginning at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no direction is made,

this Proxy will be voted as the Board of Directors recommends.

The Board of Directors recommends a vote “FOR” each of the listed nominees and “FOR” proposal 2.				The Board of Directors recommends a vote “AGAINST” proposal 3.

1. Election of Class I Directors for a Three-Year Term	FOR		WITHHOLD	3. Shareholder Proposal - regarding declassification	FOR	AGAINST	ABSTAIN
Barbara S. Thomas	☐		☐	of the Board of Directors.	☐	☐	☐
John S. Lupo	☐		☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2008.	☐	☐	☐	AUTHORIZED SIGNATURE(S) - Sign Here - This section must be completed for your instructions to be executed.

Date _________________________ , 2008

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Signature

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Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.